ASSET PURCHASE AGREEMENT



                                  by and among

                           Outsourcing Solutions Inc.,

                         Coast to Coast Consulting, LLC,

                                PAE Leasing, LLC,

                    Coast to Coast Consulting, Incorporated,

                         Pioneer Auto Enterprises, Inc.

                              C2C Management, LTD.,

                                       and

                                 Robert Frasier











                              Dated March 12, 2001

                                TABLE OF CONTENTS

                            ASSET PURCHASE AGREEMENT



SECTION                                                                    PAGE
-------                                                                    ----

ARTICLE I....................................................................1
   DEFINITIONS...............................................................1
     AAA Rules...............................................................1
     Affiliate...............................................................1
     Affiliated Group........................................................2
     Agreement...............................................................2
     Arbiter.................................................................2
     Arbitration Demand......................................................2
     Assignment and Assumption Agreement.....................................2
     Assumed Liabilities.....................................................2
     Average EBITDA..........................................................2
     Bill of Sale............................................................2
     Business................................................................2
     Buyer...................................................................2
     Buyer Indemnified Persons...............................................2
     C2C.....................................................................2
     C2C Assets..............................................................2
     Coast to Coast..........................................................3
     Coast to Coast Assets...................................................3
     Coast to Coast Corporate Group..........................................4
     Closing.................................................................4
     Closing Balance Sheet...................................................4
     Closing Date............................................................5
     Closing Financial Statements............................................5
     Closing Review..........................................................5
     Closing Statement.......................................................5
     Code....................................................................5
     Confidential Information................................................5
     Continuation Coverage...................................................5
     Contract................................................................5
     Controlled Affiliate....................................................5
     Court...................................................................5
     Covenant Not to Compete.................................................5
     Current Assets..........................................................5
     Current Liabilities.....................................................5
     Customer Contract.......................................................5
     Dispute Period..........................................................5
     Disputes................................................................5
     Disputed Matters........................................................6
     Dollars.................................................................6
     Earnings................................................................6
     Earn-Out Payment........................................................6
     EBITDA..................................................................6
     Effective Time..........................................................6
     Employee Plans/Agreements or Employee Plan/Agreement....................6
     Employees...............................................................6
     Employment Agreements...................................................6
     Environmental Laws......................................................6
     ERISA...................................................................6
     Excluded Assets.........................................................6
     Final Payment...........................................................6
     Financial Statements....................................................6
     Frasier.................................................................6
     GAAP....................................................................6
     Government..............................................................6
     Hazardous Materials.....................................................7
     Indemnified Losses......................................................7
     Indemnified Party.......................................................7
     Indemnifying Party......................................................7
     Initial Payment.........................................................7
     Intellectual Property...................................................7
     Interim Balance Sheet...................................................7
     Interim Statements......................................................7
     IRCA....................................................................7
     Law.....................................................................7
     Liabilities.............................................................7
     Lien....................................................................8
     Losses..................................................................8
     Net Worth...............................................................8
     Net Worth Target........................................................8
     Notice of Dispute.......................................................8
     Notice of Objection.....................................................8
     OSI.....................................................................8
     Ordinary Course.........................................................8
     PBGC....................................................................8
     Party...................................................................8
     Payment Period..........................................................8
     Permitted Liens.........................................................8
     Person..................................................................8
     Pioneer.................................................................8
     Pioneer Assets..........................................................8
     Plan....................................................................9
     Property...............................................................10
     Purchased Assets.......................................................10
     Restricted Period......................................................10
     Returns................................................................10
     Seller or Sellers......................................................10
     Sellers Group Representative...........................................10
     Sellers Indemnified Persons............................................10
     Tax Affiliate..........................................................10
     Taxes..................................................................10
     Third Person...........................................................10
     Third Person Claim.....................................................10

ARTICLE II..................................................................11
   PURCHASE AND SALE OF ASSETS..............................................11
     2.1 Assets to be Purchased.............................................11
     2.2 Assumed Liabilities................................................11
     2.3 Consideration......................................................11
     2.4 Post-Closing Adjustments to the Initial Payment....................11
     2.5 Allocation of Consideration........................................12
     2.6 Closing............................................................12
     2.7 Deliveries of Sellers at the Closing...............................12
     2.8 Deliveries of Buyer at the Closing.................................12
     2.9 The Closing Balance Sheet and the Closing Statement................12
     2.10 Earn-Out Payment..................................................14

ARTICLE III.................................................................16
   REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDER................16
     3.1 Corporate Existence and Power of
           Coast to Coast Corporate Group...................................16
     3.2 Approval and Enforceability of Agreement...........................17
     3.3 Financial Statements...............................................18
     3.4 Events Subsequent to December 31, 2000.............................18
     3.5 Assets in Possession of Others.....................................19
     3.6 Accounts and Notes Receivable......................................19
     3.7 Undisclosed Liabilities............................................19
     3.8 Taxes..............................................................20
     3.9 Real Property - Owned..............................................21
     3.10 Personal Property - Owned.........................................21
     3.11 Real and Personal Property - Leased from any Seller...............21
     3.12 Real and Personal Property - Leased to any Seller.................21
     3.13 Intellectual Property.............................................22
     3.14 Necessary Property and Transfer of Purchased Assets...............23
     3.15 Use and Condition of Property.....................................23
     3.16 Licenses and Permits..............................................23
     3.17 Contracts--Disclosure.............................................24
     3.18 Customer Contracts................................................25
     3.19 Contracts--Validity, Etc..........................................25
     3.20 No Breach of Law or Governing Document............................26
     3.21 Litigation and Arbitration........................................26
     3.22 Directors, Officers, Employees and Consultants....................26
     3.23 Indebtedness to and from Directors, Officers and Others...........27
     3.24 Outside Financial Interests.......................................27
     3.25 Payments, Compensation and Perquisites
           of Agents and Employees.................  .......................27
     3.26 Labor Contracts...................................................27
     3.27 Employee Benefit Plans............................................27
     3.28 Overtime, Back Wages, Vacation and Minimum Wages..................29
     3.29 Discrimination, Workers Compensation
           and Occupational Safety and Health.........  ....................29
     3.30 Alien Employment Eligibility......................................30
     3.31 Labor Disputes; Unfair Labor Practices............................30
     3.32 Insurance Policies................................................30
     3.33 Guarantees........................................................30
     3.34 Environmental Matters.............................................31
     3.35 Broker's Fees.....................................................32
     3.36 Foreign Assets and Operations.....................................32
     3.37 Service Warranties and Guarantees.................................32
     3.38 Books and Records.................................................32
     3.39 Truthfulness......................................................32

ARTICLE IV..................................................................33
   REPRESENTATIONS AND WARRANTIES OF BUYER AND OSI..........................33
     4.1 Corporate Existence of Buyer. .....................................33
     4.2 Approval of Agreement...... .......................................33
     4.3 No Breach of Articles or Indentures.... ...........................34
     4.4 Broker's Fees... ..................................................34

ARTICLE V...................................................................34
   COVENANTS CONCERNING SELLERS.............................................34
     5.1 Operation of the Business..........................................34
     5.2 Preservation of Business...........................................35
     5.3 Insurance and Maintenance of Property..............................35
     5.4 Full Access........................................................35
     5.5 Books, Records and Financial Statements............................35
     5.6 Governmental Filings...............................................35
     5.7 Tax Matters........................................................36
     5.8 Travel Rebates.....................................................36
     5.9 Employee Benefits..................................................37
     5.10 Lease Payments....................................................37

ARTICLE VI..................................................................37
   OTHER AGREEMENTS.........................................................37

ARTICLE VII.................................................................37
   COVENANT NOT TO COMPETE..................................................37
     7.1 Covenant Not to Compete............................................37
     7.2 Employees..........................................................38
     7.3 Confidentiality....................................................38
     7.4 Remedies...........................................................38
     7.5 Permitted Investments..............................................38

ARTICLE VIII................................................................39
   CONDITIONS TO BUYER'S OBLIGATIONS........................................39
     8.1 Representations and Warranties of Sellers..........................39
     8.2 Intentionally Deleted..............................................39
     8.3 Performance of this Agreement......................................39
     8.4 No Material Adverse Change and No
            Extraordinary Distributions.....................................39
     8.5 Certificate of Sellers and Coast to Coast..........................39
     8.6 Employment Agreements..............................................39
     8.7 Audits.............................................................39
     8.8 No Lawsuits........................................................40
     8.9 No Restrictions....................................................40
     8.10 Consents..........................................................40
     8.11 Releases..........................................................40
     8.12 Documents.........................................................40
     8.13 Due Diligence.....................................................41
     8.14 Employees and Independent Contractors.............................42
     8.15 Further Assurances................................................42

ARTICLE IX..................................................................42
   CONDITIONS TO SELLERS' OBLIGATIONS.......................................42
     9.1 Representations and Warranties of Buyer and OSI....................42
     9.2 Performance of this Agreement......................................42
     9.3 Certificate of Buyer and OSI.......................................42
     9.4 Employment Agreements..............................................42
     9.5 Payment of Initial Payment.........................................42
     9.6 No Lawsuits........................................................43
     9.7 Documents..........................................................43
     9.8 Further Assurances.................................................43

ARTICLE X...................................................................43
   INDEMNIFICATION..........................................................43
     10.1 Survival of Representations and Warranties........................44
     10.2 Sellers' Indemnification..........................................44
     10.3 Buyer's Indemnification...........................................45
     10.4 Notice of Claim...................................................46
     10.5 Right to Contest Claims of Third Persons..........................46
     10.6 Set-Off Rights....................................................47

ARTICLE XI..................................................................47
   MISCELLANEOUS............................................................47
     11.1 Assignment; Binding Agreement.....................................47
     11.2 Termination of Agreement..........................................47
     11.3 Manner and Effect of Termination..................................48
     11.4 Non-Disclosure of Information.....................................48
     11.5 Bulk Sales........................................................48
     11.6 Entire Agreement and Modification.................................48
     11.7 Severability......................................................49
     11.8 Counterparts......................................................49
     11.9 Headings; Interpretation..........................................49
     11.10 Arbitration, Choice of Forum and Governing Law...................50
     11.11 Payment of Fees and Expenses.....................................51
     11.12 Sellers Group Representative.....................................51
     11.13 Notices..........................................................51
     11.14 Employees........................................................52

                            ASSET PURCHASE AGREEMENT



     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 12th day of March, 2001, by and among, on one hand, Outsourcing Solutions Inc., a Delaware corporation ("OSI"), Coast to Coast Consulting, LLC, a Delaware limited liability company ("Consulting LLC"), PAE Leasing, LLC , a Delaware limited liability company ("Leasing LLC"), (collectively, Consulting LLC and Leasing LLC are "Buyer"), and on the other hand, Coast to Coast Consulting, Incorporated, a Texas corporation ("Coast to Coast"), Pioneer Auto Enterprises, Inc., a Texas corporation ("Pioneer"),and C2C Management, LTD., a Texas limited partnership ("C2C"), and Robert Frasier ("Frasier") (Pioneer, C2C and Frasier are each, a "Seller" and together, "Sellers"). Certain defined terms are set forth in
Article I.

                                    RECITALS

     A. Buyer desires to purchase from Sellers the Purchased Assets and to assume the Assumed Liabilities, on the following terms and conditions; and

     B. Sellers desire to sell to Buyer the Purchased Assets and to assign to Buyer the Assumed Liabilities, on the following terms and conditions.

     C. Pursuant to a plan of liquidation adopted on December 26, 2000, Coast to Coast elected to liquidate, effective immediately prior to the closing of the transactions contemplated herein, all of its assets and certain liabilities to Frasier ("Coast to Coast Transaction"), who in turn will sell such assets and transfer such liabilities pursuant to the terms set forth below.


     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     "2002 Interest" has the meaning set forth in Section 2.10(d).

     "2003 Interest" has the meaning set forth in Section 2.10(d).

     "AAA Rules" means the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

     "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

     "Agreement" has the meaning set forth in the Preamble.

     "Arbiter" means the individual appointed under Section 2.9(c).

     "Arbitration Demand" has the meaning set forth in Section 11.10(a).

     "Assignment and Assumption Agreement" means the form of instrument set forth as Exhibit A.

     "Assumed Liabilities" means Liabilities to the extent they are incurred in the Ordinary Course of the Business and to the extent they are:

     (a) Liabilities that are quantified on the Closing Balance Sheet and the Closing Statement; or

executory obligations arising from the Business which are specifically set forth on Schedule 1.1(a) hereto to the extent such obligations are to be performed after the Effective Time and are accompanied by a correlated duty of performance or payment on the part of the other party(s) thereto.

     "Average EBITDA" has the meaning set forth in Section 2.10(a).

     "Bill of Sale" means the form of instrument set forth as Exhibit B.

     "Business" means the business and operations of the Coast to Coast Corporate Group including without limitation the business generally conducted under the trade names "Coast to Coast Consulting, Inc.," "Pioneer Auto Enterprises, Inc." and "C2C Management, LTD."

     "Buyer" has the meaning set forth in the Preamble.

     "Buyer Indemnified Persons" has the meaning set forth in Section 10.2(a).

     "C2C" has the meaning set forth in the Preamble.

     "C2C Assets" means all assets and property and associated rights and interests, real, personal and mixed, tangible and intangible, of whatever kind, owned or used by C2C, except Excluded Assets. Without limiting the generality of the foregoing, the C2C Assets include the following items:

     (a) all assets reflected and/or described on the Interim Balance Sheet on C2C, except any such assets which have been disposed of in the Ordinary Course since the Interim Balance Sheet date and except Excluded Assets;

     (b) all assets owned or used by C2C which have been fully depreciated or written off;

     (c)   all assets acquired by C2C since the Interim Balance Sheet date;

     (d)   all accounts receivable of C2C;

     (e)   all supplies of C2C;

     (f)   all Contracts of C2C with suppliers, consultants or customers;

     (g)   all machinery, equipment and tools of C2C;

     (h)   all vehicles of C2C;

     (i) all Intellectual Property of C2C and documentation thereof and the right and power to assert, defend and recover title thereto in the same manner and to the same extent as C2C could or could cause to be done if the transactions contemplated hereby did not occur, and the right to recover for past damages on account of the infringement, misuse, or theft thereof;

     (j) all records, including business, computer, engineering and other records, and all associated documents, discs, tapes and other storage or recordkeeping media of C2C, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records and other data and information of the Business;

     (k)   all of C2C's rights and claims against others under Contracts; and

     (l) all other claims against others, rights and choses in action, liquidated or unliquidated, of C2C arising from the Business, including those arising under insurance policies and those related to the Assumed Liabilities.

     "Coast to Coast" has the meaning set forth in the Preamble.

     "Coast to Coast Assets" means and all assets and property and associated rights and interests, real, personal and mixed, tangible and intangible, of whatever kind, owned or used by Coast to Coast immediately prior to the Coast to Coast Transaction, except Excluded Assets; such assets to be transferred to Frasier as contemplated in the recitals to this Agreement. Without limiting the generality of the foregoing, the Coast to Coast Assets include the following items:

     (a) all of assets reflected and/or described on the Interim Balance Sheet Coast to Coast, except any such assets which have been disposed of in the Ordinary Course since the Interim Balance Sheet date and except Excluded Assets;

     (b) all assets owned or used by Coast to Coast which have been fully depreciated or written off;

     (c) all assets acquired by Coast to Coast since the Interim Balance Sheet date;

     (d)   all accounts receivable of Coast to Coast;

     (e)   all supplies of Coast to Coast;

     (f) all Contracts of Coast to Coast with suppliers, consultants or customers;

     (g)   all machinery, equipment and tools of Coast to Coast;

     (h)   all vehicles of Coast to Coast;

     (i) all Intellectual Property of Coast to Coast and documentation thereof and the right and power to assert, defend and recover title thereto in the same manner and to the same extent as Coast to Coast could or could cause to be done if the transactions contemplated hereby did not occur, and the right to recover for past damages on account of the infringement, misuse, or theft thereof;

     (j) all records, including business, computer, engineering and other records, and all associated documents, discs, tapes and other storage or recordkeeping media of Coast to Coast, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records and other data and information of the Business;

     (k) all of Coast to Coast's rights and claims against others under Contracts; and

     (l) all other claims against others, rights and choses in action, liquidated or unliquidated, of Coast to Coast arising from the Business, including those arising under insurance policies and those related to the Assumed Liabilities.

     "Coast to Coast Corporate Group" means Coast to Coast, Pioneer and C2C.

     "Coast to Coast Transaction" has the meaning set forth in the Recitals.

     "Closing" means the consummation of the transactions contemplated by this Agreement.

     "Closing Balance Sheet" has the meaning set forth in Section 2.9(a).

     "Closing Date" means March 12, 2001 or, if the conditions to the Closing are not by then satisfied, on such date within three business days following satisfaction of such conditions (other than conditions to be satisfied at the Closing according to the terms thereof).

     "Closing Financial Statements" means the Closing Balance Sheet and the Closing Statement prepared pursuant to Section 2.9(a).

     "Closing Review" has the meaning set forth in Section 2.9(a).

     "Closing Statement" has the meaning set forth in Section 2.9(a).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" has the meaning set forth in Section 7.3.

     "Consulting LLC" has the meaning set forth in the Preamble.

     "Continuation Coverage" has the meaning set forth in Section 3.27(d).

     "Contract" means any contract, agreement, arrangement, understanding, lease, indenture, evidence of indebtedness, binding commitment or instrument, purchase order or offer, written or oral, entered into or made by or on behalf of any member of the Coast to Coast Corporate Group (or Frasier if assigned by Coast to Coast pursuant to the Coast to Coast Transaction), or to which any member of the Coast to Coast Corporate Group (or Frasier if assigned by Coast to Coast pursuant to the Coast to Coast Transaction) is a party or by which it or its property is bound.

     "Controlled Affiliate" means any business operated by OSI, and any person or entity which, directly or indirectly, is owned by, or is controlled by, OSI.

     "Court" means any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

     "Covenant Not to Compete"  means the  obligations  of Sellers under Article
VII.

     "Current Assets" shall be determined in accordance with Schedule 2.9(a) and shall mean accounts receivable, prepaid expenses, and other receivables.

     "Current  Liabilities"  shall be  determined  in  accordance  with Schedule
2.9(a).

     "Customer Contract" has the meaning set forth in Section 3.18.

     "Dispute Period" has the meaning set forth in Section 2.9(b).

     "Disputes" has the meaning set forth in Section 11.10(a).

     "Disputed Matters" has the meaning set forth in Section 2.10(c).

     "Dollars" or "$" means United States Dollars.

     "Earnings" shall mean earnings of Buyer for purposes of calculating the Earn-Out Payment.

     "Earn-Out Payment" has the meaning set forth in Section 2.10(a).

     "EBITDA" has the meaning set forth in Section 2.10(a).

     "Effective Time" means the effective time of the Closing, which shall be as of 11:59 p.m. on the Closing Date.

     "Employee Plans/Agreements or Employee Plan/Agreement" has the meaning set forth in Section 3.27(a).

     "Employees" has the meaning set forth in Section 3.27(a).

     "Employment Agreements" means the forms of employment and non-competition agreements set forth as Exhibits C and D.

     "Environmental Laws" has the meaning set forth in Section 3.34(a).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" means the Assets identified in Schedule 1.1(b).

     "Final Payment" means the Initial Payment as adjusted pursuant to Section 2.4(a).

     "Financial Statements" means the 2000 Financial Statements and the 1999 Financial Statements. "2000 Financial Statements" means the balance sheet at December 31, 2000 and the related statement of income a for the 12 month period then ended, together with any notes or schedules thereto for each of Coast to Coast and Pioneer. "1999 Financial Statements" means the consolidated balance sheet at December 31, 1999 and the related consolidated statements of income for the 12 month period then ended, together with any notes or schedules thereto of Coast to Coast and Pioneer.

     "Frasier" has the meaning set forth in the Preamble.

     "GAAP" means U.S. generally accepted accounting principles.

     "Government" means the United States of America, any other nation or sovereign state, any federal, bilateral or multilateral governmental authority, any state, possession, territory, county, district, municipality, city or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

     "Hazardous Materials" has the meaning set forth in Section 3.34(e).

     "Indemnified Losses" has the meaning set forth in Section 10.2(a).

     "Indemnified Party" has the meaning set forth in Section 10.4.

     "Indemnifying Party" has the meaning set forth in Section 10.4.

     "Initial Payment" means Sixteen Million One Hundred Fifty Thousand Dollars ($16,150,000).

     "Intellectual Property" means all of the following (in whatever form or medium) which are used, owned by or licensed to any member of the Coast to Coast Corporate Group: (a) patents and patent applications, (b) copyrights and registrations thereof, (c) mask works and registrations and applications for registration thereof, (d) computer software (whether in source code or object code), data and documentation, (e) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, works-for-hire, firmware, programs, know-how, manufacturing and productions processes and techniques, research and development information, inventions, discoveries, projections, analyses, market studies, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, proprietary prospect lists, and customer and supplier lists and information, (f) trademarks, service marks, trade names, corporate names, domain names and applications and registrations therefor and
(g) other proprietary rights relating to any of the foregoing.

     "Interim Balance Sheet" means the balance sheet at February 28, 2001 for each of Coast to Coast, Pioneer and C2C included in the Interim Statements.

     "Interim Statements" means the Interim Balance Sheet and the related statements of income and retained earnings for each of Coast to Coast, Pioneer and C2C for the two month period then ended, together with any notes or schedules thereto.

     "IRCA" means the Immigration Reform and Control Act of 1986, and the rules and regulations thereunder.

     "Law" means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, order or injunction of any Government, quasi-governmental authority or Court, and includes rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

     "Leasing LLC" has the meaning set forth in the Preamble.

     "Liabilities" means all liabilities and/or obligations, whether or not required to be reflected on the financial statements of a business.

     "Lien" means any lien, security interest, mortgage, option, lease, tenancy, occupancy, covenant, condition, easement, agreement, hypothecation, restriction, pledge, charge, claim or other encumbrance of every kind and nature.

     "Losses" has the meaning set forth in Section 10.2(a).

     "Net Worth" means Current Assets minus Current Liabilities plus the net book value of fixed assets, calculated in accordance with historical accounting practices of the Coast to Coast Corporate Group applied on a consistent basis.

     "Net Worth Target" has the meaning set forth in Section 2.4(a).

     "Notice of Dispute" means a notice to Buyer delivered pursuant to Section 2.9, specifying in reasonable detail all points of disagreement with the Closing Balance Sheet and the Closing Statement.

     "Notice of Objection" has the meaning set forth in Section 2.10(c).

     "OSI" has the meaning set forth in the Preamble.

     "Ordinary Course" means, with respect to the Business, only the ordinary course of commercial operations customarily engaged in by such Business consistent with past practices, and specifically does not include (a) activity
(i) involving the purchase or sale of a business or of any product line or business unit, (ii) involving modification or adoption of any Plan or (iii) which requires approval by the board of directors or shareholders of an entity engaged in a business or (b) the incurrence of any Liability for any tort or any breach or violation of or default under any Contract or any Law.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Party" means any of Buyer and OSI, or the Coast to Coast Corporate Group and Frasier, and "Parties" means all of them.

     "Payment Period" has the meaning set forth in Section 2.10(a).

     "Permitted Liens" means any liens that may be claimed by the lessor under Contracts covering leases of vehicles to Pioneer.

     "Person" means any natural person; any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, company or other legal entity; and any Government.

     "Pioneer" has the meaning set forth in the Preamble.

     "Pioneer Assets" means all assets and property and associated rights and interests, real, personal and mixed, tangible and intangible, of whatever kind, owned or used by Pioneer, except Excluded Assets. Without limiting the generality of the foregoing, the Pioneer Assets include the following items:

     (a) all assets reflected and/or described on the Interim Balance Sheet of Pioneer, except any such assets which have been disposed of in the Ordinary Course since the Interim Balance Sheet date and except Excluded Assets;

     (b)   all  assets  owned  or  used   by  Pioneer   which  have  been  fully
depreciated or written off;

     (c) all assets acquired by Pioneer since the Interim Balance Sheet date;

     (d)   all accounts receivable of Pioneer;

     (e)   all supplies of Pioneer;

     (f)   all Contracts of Pioneer with suppliers, consultants or customers;

     (g)   all machinery, equipment and tools of Pioneer;

     (h)   all vehicles of Pioneer;

     (i) all Intellectual Property of Pioneer and documentation thereof and the right and power to assert, defend and recover title thereto in the same manner and to the same extent as Pioneer could or could cause to be done if the transactions contemplated hereby did not occur, and the right to recover for past damages on account of the infringement, misuse, or theft thereof;

     (j) all records, including business, computer, engineering and other records, and all associated documents, discs, tapes and other storage or recordkeeping media of Pioneer, including but not limited to all sales data, customer lists, accounts, bids, contracts, supplier records and other data and information of the Business;

     (k)   all  of Pioneer's  rights and claims  against others under Contracts;
and

     (l) all other claims against others, rights and choses in action, liquidated or unliquidated, of Pioneer arising from the Business, including those arising under insurance policies and those related to the Assumed Liabilities.

     "Plan" means any agreement, arrangement, plan or policy, qualified or non-qualified, whether or not considered legally binding and whether written or unwritten, that involves (a) any pension, thrift, savings, retirement, profit sharing, executive or deferred compensation, bonus, stock option, stock purchase, stock appreciation, phantom stock, health, welfare, "golden parachutes," collective bargaining agreements or incentive plan; or (b) welfare or "fringe" benefits, including without limitation any voluntary employees' beneficiary associations or related trusts, vacation, severance, disability, medical, hospitalization, dental, life, accident insurance and other insurance, tuition, company car, club dues, income tax preparation, sick leave, maternity, paternity or family leave, child care or other benefits; or (c) any employment, consulting, engagement, or retainer agreement or arrangement.

     "Property" has the meaning set forth in Section 3.34(a).

     "Purchased Assets" means the Coast to Coast Assets, the Pioneer Assets and the C2C Assets.

     "Restricted Period" has the meaning set forth in Section 7.1(a).

     "Returns" means returns, reports, estimated tax and informational statements and returns relating to Taxes which are, were or will be required by Law to be filed by any Seller or Coast or other Tax Affiliate of Seller or Coast to Coast in connection with the Business, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes or Plans. Any one of the foregoing Returns may be referred to sometimes as a "Return."

     "Seller or Sellers" has the meaning set forth in the Preamble.

     "Sellers Group Representative" has the meaning set forth in Section 11.12.

     "Sellers Indemnified Persons" has the meaning set forth in Section 10.3(a).

     "Tax Affiliate" means any member of an Affiliated Group of which any Seller is or was a member, or any member of a combined or unitary group of which any Seller is or was a member.

     "Taxes" means all taxes, charges, fees, levies or other like assessments imposed or assessed by any Government, including without limitation income, gross receipts, profits, windfall profit, employment (including Social Security, state pension plans and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium and excise taxes; Pension Benefit Guaranty Corporation premiums and any other like Government charges; and shall include all penalties, fines, assessments, additions to tax and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or dispute thereof. Any one of the foregoing Taxes may be referred to sometimes as a "Tax."

     "Third Person" has the meaning set forth in Section 10.5.

     "Third Person Claim" has the meaning set forth in Section 10.5.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

     2.1 Assets to be Purchased. Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, (i) C2C and Frasier agree to sell to Consulting LLC, free and clear of all Liens, and Consulting LLC agrees to purchase from C2C and Frasier, all right, title and interest of C2C and Frasier to and in all of the C2C Assets and the Coast to Coast Assets and
(ii) Pioneer agrees to sell to Leasing LLC, free and clear of all Liens other than Permitted Liens, and Leasing LLC agrees to purchase from Pioneer, all right, title and interest of Pioneer to and in all of the Pioneer Assets.

     2.2   Assumed Liabilities.

           (a) Subject to the terms and conditions hereof, on the Closing Date and as of the Effective Time, (i) Consulting LLC agrees to assume only the Assumed Liabilities of C2C and Coast to Coast (as assumed by Frasier pursuant to the Coast to Coast Transaction) and (ii) Leasing LLC agrees to assume only the Assumed Liabilities of Pioneer.

           (b) Notwithstanding the foregoing, if the assignment or transfer of any obligation or instrument would cause a breach thereof and if a required consent to such assignment or transfer has not been obtained, then, at Buyer's election and in its sole discretion, and subject to Buyer's right to require strict compliance with Section 8.10 hereof, such obligation or instrument shall not be assigned or transferred to Buyer, but Buyer shall act as agent for Sellers in order to obtain for Buyer the benefits under such obligation or instrument.

           (c) EXCEPT AS EXPRESSLY AND UNAMBIGUOUSLY PROVIDED IN THIS SECTION 2.2, NEITHER BUYER NOR ANY AFFILIATE OF BUYER ASSUMES OR AGREES TO BECOME LIABLE FOR OR SUCCESSOR TO ANY LIABILITIES OR OBLIGATIONS WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, WHETHER OF ANY SELLER, ANY AFFILIATE OF ANY SELLER, ANY PREDECESSOR THEREOF, OR ANY OTHER PERSON, OR OF THE BUSINESS. NO OTHER STATEMENT IN OR PROVISION OF THIS AGREEMENT AND NO OTHER STATEMENT, WRITTEN OR ORAL, ACTION OR FAILURE TO ACT INCLUDES OR CONSTITUTES ANY SUCH ASSUMPTION OR AGREEMENT, AND ANY STATEMENT TO THE CONTRARY BY ANY PERSON IS UNAUTHORIZED AND HEREBY DISCLAIMED.

     2.3 Consideration. The consideration for the Purchased Assets shall be the aggregate of (a) the Final Payment, (b) the Earn-Out Payment, if any, provided for in Section 2.10, and (c) the amount of the Assumed Liabilities.

     2.4   Post-Closing Adjustments to the Initial Payment.

           (a) To the extent the Net Worth is greater than $2,057,000 (the "Net Worth Target"), the Initial Payment shall (on a post-closing basis pursuant to
Section 2.4(b)) be increased on a dollar-for-dollar basis by an amount equal to such excess. To the extent the Net Worth is less than the Net Worth Target, the Initial Payment shall (on a post-closing basis pursuant to Section 2.4(b) be decreased on a dollar-for-dollar basis by an amount equal to such deficit. The Initial Payment as so adjusted is hereinafter referred to as the "Final Payment." The Net Worth and the Final Payment shall be determined based on the Closing Balance Sheet and the Closing Statement (as finally determined under
Section 2.9).

           (b) Not more than 5 business days after final determination of the Final Payment, (i) Buyer shall pay to Sellers the amount, if any, by which the Final Payment exceeds the Initial Payment or (ii) Sellers shall pay to Buyer the amount, if any, by which the Final Payment is less than the Initial Payment. Any payment or distribution from Buyer or Sellers so required to be made shall be by wire transfer of immediately available funds and shall bear interest from the Closing Date through the date of payment at the prime lending rate of Bank of America from time to time prevailing.

     2.5   Allocation  of  Consideration.   The  consideration  provided for  in
Section 2.3 shall be allocated among the Purchased Assets, the Assumed Liabilities and Covenant Not to Compete as provided in Schedule 2.5 hereto, or as mutually agreed to in writing by the Parties after the determination of the Final Payment. Such allocation shall be prepared in accordance with Section 1060 of the Code.

     2.6 Closing. The Closing shall take place at 10:00 a.m. on the Closing Date or such other time as the Parties agree at the offices of Bryan Cave LLP, 211 N. Broadway, One Metropolitan Square, Suite 3600, St. Louis, Missouri 63102 or such other place as the Parties agree.

     2.7 Deliveries of Sellers at the Closing. At the Closing, subject to the conditions to Sellers' obligations in Article IX, Sellers shall execute and deliver or cause to be delivered the documents identified in Article VIII.

     2.8 Deliveries of Buyer at the Closing. At the Closing, subject to the conditions to the Buyer's obligations in Article VIII, Buyer shall (a) execute and deliver or cause to be delivered the documents identified in Article IX and
(b) transfer the Initial Payment by wire transfer of immediately-available funds to an account or accounts which shall be designated by Sellers not less than two business days before the Closing Date

     2.9   The Closing Balance Sheet and the Closing Statement.

           (a) As of the Closing Date, Buyer shall conduct a review and examination of the Purchased Assets and Assumed Liabilities (the "Closing Review") at Buyer's sole cost and expense. Sellers, at their sole cost and expense, may have a representative review all final work papers in connection with the Closing Review. On the basis of such Closing Review, Buyer shall prepare a balance sheet as of the Closing Date (the "Closing Balance Sheet") and a statement of net assets as of the Closing Date (the "Closing Statement"), reflecting the book value, as of the Closing Date, of the Purchased Assets less the Assumed Liabilities, in accordance with the principles and procedures as outlined on Schedule 2.9(a) applied consistently with the accounting policies and procedures followed in preparing the Financial Statements. The Closing Balance Sheet and the Closing Statement are herein referred to as the "Closing Financial Statements." Buyer shall deliver the Closing Financial Statements to Sellers Group Representative not later than 60 calendar days after the Closing Date.

           (b) If Sellers dispute the Closing Financial Statements as delivered by Buyer, then Sellers Group Representative shall not more than 20 calendar days after the date Sellers Group Representative receives the Closing Financial Statements (the "Dispute Period") Sellers Group Representative shall provide Buyer a Notice of Dispute. If during the Dispute Period Sellers Group Representative fails to deliver a Notice of Dispute, the Closing Financial Statements shall be deemed final and binding at the end of the Dispute Period.

           (c) Upon receipt of the Notice of Dispute within the Dispute Period, Buyer shall promptly consult with Sellers Group Representative with respect to Sellers' specified points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Buyer and Sellers Group Representative within 20 calendar days after Buyer receives the Notice of Dispute, they shall refer the dispute to a partner in Ernst & Young LLP, certified public accountants (the "Arbiter"), as an arbitrator to finally determine, as soon as practicable, and in any event within 30 calendar days after such reference, all points of disagreement with respect to the Closing Financial Statements. For purposes of such arbitration, each Party shall submit proposed Closing Financial Statements; Buyer's proposals need not be identical to the Closing Financial Statements delivered pursuant to Section 2.9(a). The Arbiter shall apply the terms of this Section 2.9, and shall otherwise conduct the arbitration under such procedures as the Parties may agree or, failing such agreement, under the AAA Rules. The fees and expenses of the arbitration and the Arbiter incurred in connection with the arbitration of the Closing Financial Statements shall be allocated, to the extent practical, between the Parties by the Arbiter in proportion to the extent either Party did not prevail on items in dispute in the Closing Financial Statements; provided, that such fees and expenses shall not include, so long as a Party complies with the procedures of this Section 2.9, the other Party's outside counsel or accounting fees. All determinations by the Arbiter shall be final, conclusive and binding with respect to the Closing Financial Statements and the allocation of arbitration fees and expenses.

     2.10  Earn-Out Payment.

     (a) If Buyer achieves average Earnings before interest expense, Taxes, depreciation and amortization, each item determined in accordance with GAAP consistently applied ("EBITDA"), in excess of $4,000,000, for the three full fiscal years beginning January 1, 2001 and ending December 31, 2003 (the "Payment Period"), Buyer will pay C2C in cash the amount set forth opposite the average EBITDA obtained by Buyer for the Payment Period (the "Average EBITDA") in the following table (the "Earn-Out Payment"):

Average EBITDA for the
Payment Period                       Earn-Out Payment
----------------------               ----------------
$4,000,001 - $5,000,000              Four times the amount by which the
                                     Average EBITDA exceeds $4,000,000

$5,000,001 - $7,000,000              Four times the amount by which the
                                     Average EBITDA exceeds $4,000,000
                                     (for amounts up to $5,000,000 of Average
                                     EBITDA), plus two times the amount by
                                     which the Average EBITDA exceeds
                                     $5,000,000

Equals or exceeds $7,000,001         Four times the amount by which the
                                     Average EBITDA exceeds $4,000,000 (for
                                     amounts up to $5,000,000 of Average
                                     EBITDA), plus two times the amount by
                                     which the Average EBITDA exceeds
                                     $5,000,000 (for amounts up to $7,000,000
                                     of Average EBITDA), plus three
                                     times the amount by which the Average
                                     EBITDA exceeds $7,000,000

Earnings shall be determined for purposes of this Agreement with the earn-out principles and procedures set forth on Schedule 2.10(a).

     (b) To the extent OSI determines an Earn-Out Payment is due to C2C, Buyer will pay (and OSI will cause Buyer to pay) to C2C a preliminary payment of such Earn-Out Payment due pursuant to Section 2.10(a) on the date Buyer submits its preliminary determination to C2C pursuant to Section 2.10(c). Buyer shall pay any additional payments required pursuant to Section 2.10(a) promptly following the final and binding determination, pursuant to this Agreement, of the Earn-Out Payment for the Payment Period. To the extent the amount of the Earn-Out Payment is less than the preliminary payment previously paid for the Payment Period, C2C shall refund the amount in excess to Buyer promptly following the final and binding determination, pursuant to this Agreement, of the Earn-Out Payment.

     (c) The determination of the amount of the Earn-Out Payment shall be determined by OSI promptly after the completion of the Payment Period based on the financial statements of Buyer for each year of the Payment Period. The financial statements of Buyer shall be submitted to Sellers Group Representative within 90 calendar days after the end of each fiscal year (December 31, 2001, 2002 and 2003), and the determination of the amount of the Earn-Out Payment (or of the determination that no Earn-Out Payment is due) shall be submitted to Sellers Group Representative with Buyer's financial statements for the year ending December 31, 2003. After each such submission of a yearly financial result and upon request of Sellers Group Representative, OSI will provide Sellers Group Representative with reasonable access to its records relating to Buyer's financial statements for such year. If Sellers Group Representative does not object to the results of Buyer's financial statements for each year by written notice of objection (the "Notice of Objection") delivered to OSI within 20 calendar days after receipt by Sellers Group Representative of such yearly result, the proposed results of Buyer's financial statements for such year shall be deemed final and binding. Further, if Sellers Group Representative does not object to the determination of the amount of the Earn-Out Payment (or of the determination that no Earn-Out Payment is due) by delivering to OSI a Notice of Objection within 20 calendar days after receipt by Sellers Group Representative of such determination, the proposed Earn-Out Payment shall be deemed final and binding. If Sellers Group Representative delivers a Notice of Objection to the results of a yearly financial statement or to the determination of the Earn-Out Payment within the appropriate time period, such Notice of Objection to describe in reasonable detail each of Sellers' proposed adjustments to the results of the yearly financial statements and/or the proposed determination of the Earn-Out Payment, Sellers Group Representative and OSI shall negotiate in good faith to resolve any differences. During such negotiation, Sellers Group Representative shall have the right to demand an audit and examination of the applicable financial statements of Buyer, which shall be conducted at OSI's sole cost and expense. Such audit shall be conducted as soon as practicable after written demand by Sellers Group Representative and, upon completion, delivered to Sellers Group Representative ("Audit Delivery Date"). If after 15 calendar days following the Audit Delivery Date (or, if Seller Group Representative waives or fails to exercise the right to cause an audit to be conducted, 30 calendar days after delivery of the Notice of Objection) any of such objections have not been resolved (the "Disputed Matters"), then such Disputed Matters shall be submitted to arbitration in Atlanta, Georgia. The Arbiter (as defined in Section 2.9) shall consider only the Disputed Matters, and the arbitration shall be conducted in accordance with the AAA Rules. The Arbiter shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the Parties hereto and shall not be appealable to any court. The Arbiter shall render an opinion in writing setting forth the basis of its decision on the Disputed Matters. Each Party shall pay all costs and expenses incurred by such Party incident to the arbitration, provided the costs and expenses of the Arbiter shall be shared equally by Sellers and OSI. Any portion of the Earn-Out Payment that is affected by a Disputed Matter shall not be distributed until the resolution of the Disputed Matter, and upon such resolution any increase in the Earn-Out Payment shall be distributed to C2C, or any decrease in the Earn-Out Payment shall be repaid to OSI by C2C.

     (d) In addition to the Earn-Out Payment described above, interest will accrue and be payable by Buyer as if Earn-Out Payments were to be calculated and paid at the end of the fiscal years ending December 31, 2001 and 2002, respectively.

     Interest will accrue between January 1, 2002 and December 31, 2002 based on the Earn-Out Payment that would have been earned using EBITDA for the fiscal year ending December 31, 2001 and the formula set forth in Section 2.10(a) above (the "2002 Interest"). Interest will accrue between January 1, 2003 and December 31, 2003 based on (i) the Earn-Out Payment that would have been earned based upon average EBITDA for the fiscal years ending December 31, 2001 and 2002 and the formula set forth in Section 2.10(a) above, plus (ii) the 2002 Interest (the "2003 Interest"). Interest will accrue beginning January 1, 2004 until payment based on the actual Earn-Out Payment, plus the 2002 Interest plus the 2003 Interest. All interest will be calculated at an annual percentage rate of 6%. All interest shall be paid when the Earn-Out Payment is made. All 2002 Interest and 2003 Interest shall be payable regardless of whether Buyer shall be ultimately responsible to make the actual Earn-Out Payment.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each of Sellers, jointly and severally, hereby makes the following representations and warranties, each of which Sellers represent and warrant is true and correct on the date hereof and shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the transactions contemplated hereby pursuant to Section 10.1.

     3.1   Corporate Existence and Power of Coast to Coast Corporate Group.

     (a) True and complete copies of the articles of incorporation and bylaws and all amendments thereto of Coast to Coast have been delivered to Buyer. Immediately prior to the consummation of the Coast to Coast Transaction, Coast to Coast was a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. True and complete copies of the articles of incorporation and bylaws and all amendments thereto of Pioneer have been delivered to Buyer. Pioneer is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation. True and complete copies of the certificate of limited partnership and limited partnership agreement and all amendments thereto of C2C have been delivered to Buyer. C2C is a limited partnership duly formed, validly existing and in good standing under the Laws of the state of its formation.

     (b) Immediately prior to the consummation of the Coast to Coast Transaction, Coast to Coast had the corporate power and authority to own and use its assets and to transact the business in which it was engaged, held all franchises, licenses, permits necessary and required therefor, was duly licensed or qualified to do business as a foreign corporation and was in good standing in each jurisdiction where such license or qualification was required, except where the failure to be so qualified would not have had a material adverse effect upon the business, condition (financial or otherwise) or operations of the Business. Pioneer has the corporate power and authority to own and use its assets and to transact the business in which it is engaged, holds all franchises, licenses, permits necessary and required therefor, is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such license or qualification is required, except where the failure to be so qualified would not have a material adverse effect upon the business, condition (financial or otherwise) or operations of the Business. C2C has the partnership power and authority to own and use its Assets and to transact the business in which it is engaged, holds all franchises, licenses, permits necessary and required therefor, is duly licensed or qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such license or qualification is required, except where the failure to be so qualified would not have a material adverse effect upon the business, condition (financial or otherwise) or operations of the Business. Each of Coast to Coast and Pioneer has the corporate power, and C2C has the partnership power, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Except for the other Sellers, neither Coast to Coast, Pioneer nor C2C has any direct or indirect subsidiaries or other entity in which it has a controlling interest nor does Coast to Coast, Pioneer or C2C have any direct or indirect ownership or beneficial interest in any other entity or enterprise.

     3.2   Approval and Enforceability of Agreement.

     (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary corporate or limited partnership (as the case may be) action on the part of each member of the Coast to Coast Corporate Group. At the Closing, each member of the Coast to Coast Corporate Group will deliver to Buyer correct and complete copies of the resolutions or consents of such member, certified by its secretary or general partner, giving authorization and approval of the transactions contemplated hereby. Such resolutions or consents shall not have been altered, amended or revoked. Each of Pioneer and C2C has full corporate or limited partnership (as the case may be) authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. Coast to Coast has full corporate authority to enter into and deliver this Agreement, to perform its obligations hereunder. Prior to the liquidation of Coast to Coast, Frasier has been the sole shareholder of Coast to Coast. Frasier is the limited partner of C2C with a 99% ownership interest in C2C. Frasier is the record and beneficial owner of 50% of Pioneer and Alexander Frasier is the record and beneficial owner of 50% of Pioneer. Frasier, as a shareholder, limited partner and Seller, has the full power, legal right and capacity to enter into and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

     (b) Assuming due execution and delivery hereof by Buyer and OSI, this Agreement is the legal, valid and binding obligation of Sellers and Coast to Coast, enforceable against each of Sellers and Coast to Coast according to its terms except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the Court before which any proceeding therefor may be brought.

     3.3 Financial Statements. Attached as Schedule 3.3 hereto are the Financial Statements and the Interim Financial Statements. The Financial Statements and Interim Statements were derived from the books and records of the Business and (a) are true, complete and correct, (b) present fairly the financial position, results of operations and cash flows of the Business at the dates and for the periods indicated, and (c) have been prepared in accordance with the Business' historical accounting practices, which are based on an accrual basis of accounting, consistently applied with previous periods.

     3.4   Events  Subsequent  to  December 31, 2000.   Since December 31, 2000,
except for any events resulting from the consummation of the Coast to Coast Transaction and except as set forth on Schedule 3.4, there has been no:

     (a) change in the business, condition (financial or otherwise) or operations of any member of the Coast to Coast Corporate Group other than changes in the Ordinary Course, which individually or in the aggregate has been materially adverse to the Business;

     (b) unexpected or early termination (or threatened termination) of a customer account;

     (c) damage, destruction or loss, whether covered by insurance or not, affecting any Purchased Asset;

     (d) increase in or commitment to increase compensation, benefits or other remuneration to or for the benefit of any shareholder, member, partner, director, officer, employee or agent of any member of the Coast to Coast Corporate Group, or, in connection with the Business, any other Person or any benefits granted under any Plan with or for the benefit of any such shareholder, member, partner, director, officer, employee, agent or Person;

     (e) transaction entered into or carried out by any member of the Coast to Coast Corporate Group other than in the Ordinary Course of the Business;

     (f) borrowing or incurrence of any indebtedness, contingent or other, by or on behalf of any member of the Coast to Coast Corporate Group, or any endorsement, assumption or guarantee of payment or performance of any Indebtedness or Liability of any other Person or entity by any member of the Coast to Coast Corporate Group;

     (g) change made by any member of the Coast to Coast Corporate Group in its Tax or financial accounting or any Tax election;

     (h)   grant of any Lien with respect to the Purchased Assets;

     (i) transfer of any assets other than arm's length sales, leases or dispositions in the Ordinary Course of the Business;

     (j)   modification  or  termination  (other  than  a  termination   due  to
expiration) of any Contract or any material term thereof;

     (k) lease or acquisition of any capital assets included in the Purchased Assets with a value greater than $10,000 per item;

     (l) loan or advance to any Person which has not been repaid as of the date hereof; or

     (m) commitment or agreement by any member of the Coast to Coast Corporate Group to do any of the foregoing items (d) through (l).

     3.5 Assets in Possession of Others. No member of the Coast to Coast Corporate Group holds title to or ownership of any assets in the possession of others.

     3.6 Accounts and Notes Receivable. All accounts and notes receivable of the Coast to Coast Corporate Group (including accounts receivable from employees but excluding accounts receivable from persons who have left the employment of the Coast to Coast Corporate Group prior to the Closing Date ("Employee A/R") as of the Closing Date (immediately prior to the Coast to Coast Transaction) shall be reflected on the Closing Financial Statements, and shall be (a) valid, genuine and subsisting, (b) arose or will have arisen in the Ordinary Course of the Business, (c) subject to no defenses, set-offs, counterclaims, or Liens, and (d) except to the extent of any reserve for bad debt allowances on the Closing Financial Statements, current and fully collectible. All accounts or notes receivable of the Coast to Coast Corporate Group (including Employee A/R) in existence on the Closing Date (immediately prior to the Coast to Coast Transaction) will be paid in full, net of applicable reserves, on or before 120 calendar days after the Closing Date. Any accounts or notes receivable (including Employee A/R) with respect to which Buyer makes a claim for indemnification under Article X and has received full consideration from Sellers for such accounts or notes receivable will be transferred to Sellers.

     3.7 Undisclosed Liabilities. No member of the Coast to Coast Corporate Group has any Liabilities whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and, there is no basis for any claim against any member of the Coast to Coast Corporate Group for any such Liability except (a) to the extent set forth on the Closing Financial Statements, (b) to the extent set forth on Schedule 3.7, or
(c) Liabilities incurred in the Ordinary Course of the Business, none of which, (unless not paid when due) to the knowledge of Sellers, will, or could, have a material adverse effect upon the business, condition (financial or otherwise) or operations of the Business.

     3.8   Taxes.

     (a) All Tax and information Returns required to be filed by any member of the Coast to Coast Corporate Group on or prior to the Closing Date with respect to Taxes have been or will be timely filed.

     (b) All amounts shown on each of such Returns have been paid or will be paid when due.

     (c)   Any  Taxes   which  are to  be assumed  by Buyer  in  respect  of the
Purchased Assets which at the Closing Date are not yet due and owing will be adequately reflected on the Closing Balance Sheet as a reserve for Taxes.

     (d) There are no grounds for the assertion or assessment of any Taxes against any member of the Coast to Coast Corporate Group, the Purchased Assets or the Business other than those reflected or reserved against on the Closing Balance Sheet.

     (e) Neither the Purchased Assets nor the Business are and will not be encumbered by any Liens arising out of any unpaid Taxes and there are no grounds for the assertion or assessment of any Liens against the Purchased Assets or the Business in respect of any Taxes (other than Liens for Taxes if payment thereof is not yet required, and which are set forth on Schedule 3.8 hereto).

     (f)   The transactions contemplated by this Agreement will not give rise to
(i) the creation of any Liens against the Purchased Assets or the Business in respect of any Taxes or (ii) the assertion of any additional Taxes against the Purchased Assets or the Business.

     (g) There is no action or proceeding or unresolved claim for assessment or collection, pending or threatened, by, or present or expected dispute with, any Government authority for assessment or collection from any member of the Coast to Coast Corporate Group of any Taxes of any nature affecting the Purchased Assets or the Business.

     (h) There is no extension or waiver of the period for assertion of any Taxes against any member of the Coast to Coast Corporate Group affecting the Purchased Assets or the Business.

     (i) Neither any Seller nor Coast to Coast is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     (j) None of the Purchased Assets or Assumed Liabilities are subject to, or constitute, a safe harbor lease within the meaning of Section 168(f)(8) of the Code prior to its repeal.

     (k) None of the Purchased Assets have been financed with, or directly or indirectly secures, any industrial revenue bonds or debt, the interest on which is tax exempt under Section 103(a) of the Code.

     (l) None of the Purchased Assets or Assumed Liabilities will constitute a partnership, joint venture, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

     (m) Except as set forth on Schedule 3.8 hereto, none of the Purchased Assets consist of stock in a subsidiary of any member of the Coast to Coast Corporate Group.

     (n) None of the Purchased Assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

     (o) None of the Purchased Assets are subject to a tax indemnification agreement.

     3.9 Real Property - Owned. No member of the Coast to Coast Corporate group has any interest in, or any right or obligation to acquire any interest in, any parcel of real property.

     3.10 Personal Property - Owned. Except as set forth on Schedule 3.10 hereto, Sellers have good and marketable title to all of the personal property included in the Purchased Assets, free and clear of all Liens, and there exists no restriction on the use or transfer of such property that would have a material adverse effect upon the business, condition (financial or otherwise) or operations of the Business.

     3.11 Personal Property - Leased from any Member of the Coast to Coast Corporate Group. Set forth on Schedule 3.11 hereto is a description of each lease under which any member of the Coast to Coast Corporate Group is the lessor or sublessor of any personal property. Sellers have delivered to Buyer a true, correct and complete copy of each lease identified on Schedule 3.11. The property described in such leases is presently used by the respective lessees under the terms of such leases. All rentals or other payments due under such leases have been paid and there exists no default under the terms of any of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Sellers from exercising and obtaining the benefits of any rights contained therein. No consent is necessary for the assignment or conveyance of such leases to Buyer, and upon the Closing, Buyer will have all right, title and interest of the lessor under the terms of such leases, free of all Liens.

     3.12 Real and Personal Property - Leased to any Member of the Coast to Coast Corporate Group. Set forth on Schedule 3.12(a) hereto is a description of each lease under which any member of the Coast to Coast Corporate Group is the lessee of any real property, and on Schedule 3.12(b) hereto is a description of each lease under which any member of the Coast to Coast Corporate Group is the lessee of any personal property. Sellers have delivered to Buyer a true, correct and complete copy of each lease identified on Schedules 3.12(a) and 3.12(b). The premises or property described in said leases are presently occupied or used by such member of the Coast to Coast Corporate Group as lessee under the terms of such leases. Except as set forth on Schedules 3.12(a) or 3.12(b), all rentals due under such leases have been paid, and there exists no default under the terms of such leases and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default or prevent Sellers from exercising and obtaining the benefits of any rights or options contained therein. Sellers have all right, title and interest of the lessee under the terms of said leases, free of all Liens and all such leases are valid and in full force and effect. Except as set forth on Schedules 3.12(a) or 3.12(b), no consent is necessary for the assignment to Buyer of such leases under which any member of the Coast to Coast Corporate Group is lessee. Upon the Closing, Buyer will have all right, title and interest of the lessee under the terms of such leases, free of all Liens. To the knowledge of Sellers, there is no default or basis for acceleration or termination under, nor has any event occurred nor does any condition exist which, with the passage of time or the giving of notice, or both, would constitute a default or basis for acceleration under any underlying lease, agreement, mortgage or deed of trust, which default or basis for acceleration would adversely affect any lease described on Schedules 3.12(a) or 3.12(b) or the property or use of the property covered by such lease. To the knowledge of Sellers, there will be no default or basis for acceleration under any such underlying lease, agreement, mortgage or deed of trust as a result of the transactions provided for in this Agreement.

     3.13  Intellectual Property.

     (a) Schedule 3.13 contains a true, complete and accurate list of all the Intellectual Property. Schedule 3.13 accurately identifies, where appropriate, one or more of the following, by country, for each item of the Intellectual
Property: filing date, issue date, classification of invention or goods covered, licenser, license date and licensed subject matter. Schedule 3.13 contains a complete and accurate list of all licenses and other rights granted by any member of the Coast to Coast Corporate Group to any third party with respect to any item of the Intellectual Property. True, complete and correct copies of the forms of such customer licenses are included as part of Schedule 3.13.

     (b) Sellers represent and warrant as follows: (i) the Intellectual property is valid and enforceable and encompasses all proprietary rights necessary for the conduct of the Business as presently conducted (free and clear of all Liens); (ii) each member of the Coast to Coast Corporate Group has taken all actions necessary to maintain and protect its Intellectual Property; (iii) to the knowledge of Sellers, the owners of the Intellectual Property licensed to any member of the Coast to Coast Corporate Group have taken all actions necessary to maintain and protect the Intellectual Property subject to such licenses; (iv) there has been no claim made against any member of the Coast to Coast Corporate Group asserting the invalidity, misuse or unenforceability of any of the Intellectual Property or challenging any member of the Coast to Coast Corporate Group's right to use or ownership of any of the Intellectual Property, and there are no grounds for any such claim or challenge;
(v) no Seller is aware of any infringement or misappropriation of any of the Intellectual Property or of any facts raising a likelihood of infringement or misappropriation; (vi) the conduct of the Business has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other entity; (vii) no loss of any of the Intellectual Property is threatened, pending or reasonably foreseeable; and (viii) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Intellectual Property.

     3.14 Necessary Property and Transfer of Purchased Assets. The Purchased Assets and the Assumed Liabilities constitute all of Sellers and Coast to Coast's property and property rights now used, useful or necessary for the conduct of the Business in the manner and to the extent presently conducted by Sellers and Coast to Coast. Except as set forth on Schedule 3.14 hereto, no consent is necessary to, and there exists no restriction on, the transfer of any of the Purchased Assets or the assignment of the Assumed Liabilities to Buyer. There exists no condition, restriction or reservation on the part of Sellers and Coast to Coast affecting the title to or utility of the Purchased Assets or Assumed Liabilities which would prevent Buyer from occupying or utilizing the Purchased Assets or enforcing the rights under the Assumed Liabilities, or any part thereof, to the same full extent that Sellers and Coast to Coast might continue to do so if the sale and transfer contemplated hereby did not take place. Upon the Closing, good and marketable title to the Purchased Assets and the rights under the Assumed Liabilities shall be vested in Buyer free and clear of all Taxes and Liens.

     3.15  Use and Condition of Property.

     (a) All of the Purchased Assets are in good operating condition and repair(normal wear and tear excepted) as required for their use in the Business as presently conducted, and conform to all applicable Laws. No notice of any violation of any Law relating to any of the Purchased Assets has been received by member of the Coast to Coast Corporate Group except such as have been fully complied with. All improvements located on, and the use presently being made of all real property included in, the Purchased Assets or leased pursuant to the Assumed Liabilities comply with all applicable zoning and building code ordinances and all applicable fire, environmental, occupational safety and health standards and similar standards established by Law, and the same use thereof by Buyer will not result in any violation of any such code, ordinance or standard. To the knowledge of Sellers, there is no pending, proposed or threatened change in any such code, ordinance or standard which would adversely affect the Business or the use of the Purchased Assets.

     (b) To the knowledge of Sellers, there is no pending, proposed or threatenedcondemnation proceeding or similar action affecting the Purchased Assets or with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would adversely affect the Business or the use of the Purchased Assets.

     3.16 Licenses and Permits. Set forth on Schedule 3.16 hereto is a description of each license or permit required for the conduct of the Business and a list of where licenses or permits may be required together with the name of the government agency or entity issuing such license or permit. The licenses and permits set forth on Schedule 3.16 are valid and in full force and effect. Except as noted on Schedule 3.16, such licenses and permits are freely transferable by Sellers, and upon the Closing, Buyer will have all right, title and interest of the holder thereof.

     3.17 Contracts--Disclosure. Except as set forth in Schedule 3.17 there is not outstanding:

     (a) Any single Contract providing for an expenditure by any member of the Coast to Coast Corporate Group in excess of $10,000 over the remaining life of such Contract for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment.

     (b) Any single Contract providing for an expenditure by any member of the Coast to Coast Corporate Group in excess of $10,000 for the purchase of raw materials, supplies, component parts or any other items or services.

     (c) Any Contract to sell products or to provide services to third Persons which (i) is at a price which would result in a net loss on the sale of such products or providing of such services or (ii) is pursuant to terms or conditions which any member of the Coast to Coast Corporate Group cannot reasonably expect to satisfy or fulfill in their entirety, or (ii) involves more than $10,000.

     (d) Any Contract for materials, supplies, component parts or other items or services in excess of the normal, ordinary, usual and current requirements of the Business or at a price in excess of the current reasonable market price.

     (e)   Any   revocable  or  irrevocable  guaranty,  indemnity  or  power  of attorney.

     (f) Any evidence of indebtedness, loan agreement, indenture, promissory note, letter of credit, foreign exchange contract, conditional sales agreement or other similar type of agreement.

     (g) Any Contract which involves (i) a sharing of profits, (ii) future payments of $10,000 or more per annum to other Persons, or (ii) any joint venture, partnership or similar arrangement.

     (h) Any Contract involving any sales agency, sales representation, distributorship or franchise.

     (i) Any Contract containing covenants expressly limiting the freedom of any member of the Coast to Coast Corporate Group to compete in any line of business or with any Person or in any area.

     (j)   Any Contract not made in the Ordinary Course of the Business.

     (k) Any other material Contract which is not cancelable without penalty on 30 calendar days' notice or less and which is not set forth on another Schedule.

     3.18 Customer Contracts. Each member of the Coast to Coast Corporate Group has delivered a true, correct and complete summary of the amounts and terms of all customer service contracts, to which such entity is a party (a "Customer Contract"). Schedule 3.18 sets forth all Customer Contracts of all members of the Coast to Coast Corporate Group, including the expiration date, and the outstanding payments due to such entity under each Customer Contract. Except as set forth in Schedule 3.18, no member of the Coast to Coast Corporate Group is a party to any customer contract. On the Closing Date, Schedule 3.18 shall set forth all Customer Contracts as of the Closing Date. Set forth on Schedule 3.18 is a list of all retainers or prepayments required or paid under any Customer Contract as of the date hereof and which, if already paid, represents partial or complete compensation for work not yet performed. Attached to Schedule 3.18 is a true, correct and complete copy of the standard form Customer Contract of each member of the Coast to Coast Corporate Group. Except as set forth on Schedule 3.18, no member of the Coast to Coast Corporate Group is a party to any Customer Contract which has terms that vary in any material respect from the terms set forth in the standard form of Customer Contract attached hereto in Schedule
3.18. Except as set forth on Schedule 3.18, there are no obligations of any member of the Coast to Coast Corporate Group, in writing or otherwise, to perform any material services.

     3.19  Contracts--Validity, Etc.

     (a) Each Contract, including each Customer Contract, is a valid and binding obligation of the parties thereto, enforceable, in accordance with its terms and in full force and effect, subject to laws governing creditors rights and applicable principles of equity.

     (b) Neither any of member of the Coast to Coast Corporate Group nor, to the knowledge of Sellers, any other party to any Contract, including each Customer Contract, is in breach or violation thereof or default thereunder. To the knowledge of Sellers, no event has occurred which, through the passage of time or the giving of notice, or both, would constitute, and except as set forth on Schedule 3.14, neither the execution of this Agreement nor the Closing of the transactions contemplated hereby does or will constitute or result in, a breach or violation of or default under any Contract, including a Customer Contract, or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Purchased Asset. No obligations under any Contract, including a Customer Contract, will result in a loss to Buyer or would result in a loss to any member of the Coast to Coast Corporate Group, assuming it continues the Business in the manner presently conducted. None of Sellers has any knowledge or information of any facts indicating, nor any other reason to believe, that any party to a Customer Contract has intent to terminate such Contract or to materially diminish the terms of such Contract or that any party to a Customer Contract will not continue to be a customer of the Business after the Closing.

     (c) Each Contract, including each Customer Contract, will be duly assigned to Buyer on the Closing Date and upon such assignment, Buyer will acquire all right, title and interest of each member of the Coast to Coast Corporate Group in and to such Contract and will be substituted for such entity under the terms of such Contract. Except as set forth on Schedule 3.14, no consent is required for such assignment.

     3.20 No Breach of Law or Governing Document. Each member of the Coast to Coast Corporate Group has complied with and no member of the Coast to Coast Corporate Group is in default under or in breach or violation of, (a) any applicable Law of any Government body (including, without limitation, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent),
(b) any franchise or license, or (c) any provision of its articles or certificate of incorporation, certificate of limited partnership, bylaws or limited partnership agreement. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder does or will constitute or result in any such default, breach or violation. No government permits or consents are necessary to effect the transactions contemplated hereby

     3.21 Litigation and Arbitration. Except as set forth on Schedule 3.21 hereto, there is no suit, claim, action or proceeding now pending or, to the knowledge of Sellers, threatened before any Court, nor, to the knowledge of Sellers, are there any grounds therefor, to which any member of the Coast to Coast Corporate Group is a party or which may result in any Order, Liability, or other determination which will, or could, have any adverse effect upon any Purchased Asset or upon the business, condition (financial or otherwise) or operations of the Business. No such Order has been entered against any member of the Coast to Coast Corporate Group, nor has any such Liability been incurred which has, or could have, such effect. There is no claim, action or proceeding now pending or, to the knowledge of Sellers, threatened before any Court which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement.

     3.22  Directors, Officers, Employees and Consultants. Set forth on Schedule
3.22 hereto is a complete list of:

     (a)   all directors of Coast to Coast and Pioneer;

     (b)   all officers (with office held) of Coast to Coast and Pioneer;

     (c)   all partners of C2C;

     (d)   all employees of each  member of the Coast to Coast  Corporate Group;
and

     (e)   all consultants to each member of the Coast to Coast Corporate Group;

together, in each case, with the current rate of compensation payable to each. Attached to Schedule 3.22 is a true, correct and complete copy of the standard form employment agreement of each member of the Coast to Coast Corporate Group. Except as set forth on Schedule 3.22, no member of the Coast to Coast Corporate Group is a party to any employment agreement which has terms that vary in any respect from the terms set forth in the standard form of employment agreement attached hereto in Schedule 3.22.

     3.23 Indebtedness to and from Directors, Officers and Others. Except as set forth on Schedule 3.23, (a) no member of the Coast to Coast Corporate Group is indebted to any director, officer, partner, employee or agent of any other member of the Coast to Coast Corporate Group except for amounts due as normal salaries, wages and bonuses and in reimbursement of ordinary expenses on a current basis and (b) no shareholder, director, officer, partner, employee or agent of any member of the Coast to Coast Corporate Group is indebted to any member of the Coast to Coast Corporate Group.

     3.24 Outside Financial Interests. Except as set forth on Schedule 3.24, no director, officer or partner of any member of the Coast to Coast Corporate Group nor the owner of more than 5% of the capital stock of any member of the Coast to Coast Corporate Group has any direct or indirect financial interest in any competitor with or supplier or customer of any member of the Coast to Coast Corporate Group; provided, however, that for this purpose ownership of corporate securities having no more than 2% of the outstanding voting power of any competitor, supplier or customer for which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc. shall not be deemed to be such a financial interest provided such Person has no other connection or relationship with such competitor, supplier or customer.

     3.25 Payments, Compensation and Perquisites of Agents and Employees. All payments to agents, consultants and others made by any member of the Coast to Coast Corporate Group in connection with the Business have been in payment of bona fide fees and commissions and not as bribes, illegal or improper payments. Each member of the Coast to Coast Corporate Group has properly and accurately reflected on its books and records all compensation paid to and perquisites provided to or on behalf of its consultants, agents and employees. Such compensation and perquisites have been properly and accurately disclosed in the Financial Statements and Interim Statements and other public or private reports, records or filings of any member of the Coast to Coast Corporate Group, to the extent required by Law.

     3.26 Labor Contracts. Except as set forth on Schedule 3.26 hereto, no member of the Coast to Coast Corporate Group is a party to any union collective bargaining, works council, joint or multi-employer association, employee committee or similar Contract. True, correct and complete copies of all documents creating or evidencing any such Contract listed on Schedule 3.26 have been delivered to Buyer. There are no negotiations, demands or proposals which are pending or which have been made which concern matters now covered, or that would be covered, by the type of Contracts listed in this Section. Each member of the Coast to Coast Corporate Group has at all times operated the Business and conducted its employment practices in accordance with the terms of the Contracts listed on Schedule 3.26.

     3.27  Employee Benefit Plans.

     (a) Schedule 3.27 describes all Plans, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA), all employee manuals, and all written statements of policies relating to employment, which are provided to, for the benefit of, or relate to, any persons ("Employees") employed by any member of the Coast to Coast Corporate Group. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." Each of the Employee Plans/Agreements has been furnished to Buyer. No Employee Plan/Agreement is a "multiemployer plan" (as defined in Section 4001 of ERISA) or a Plan subject to Title IV of ERISA, and no member of the Coast to Coast Corporate Group (and no member of the member's "controlled group", as defined in Section 414 of the Code) has ever contributed nor been obligated to contribute to any such multiemployer plan or Plan subject to Title IV of ERISA.

     (b)   There have been no "prohibited  transactions"  within the  meaning of
Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement.

     (c) With respect to each Employee Plan/Agreement (i) all payments due from any member of the Coast to Coast Corporate Group to date have been made and all amounts properly accrued to date as liabilities of any member of the Coast to Coast Corporate Group which have not been paid have been properly recorded on the books of the Coast to Coast Corporate Group and are reflected in the most recent balance sheet of the applicable member of the Coast to Coast Corporate Group; (ii) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; and (iii) each such Employee Plan/Agreement which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that would adversely affect such qualification or exemption. Each trust created under any such Employee Plan/Agreement is exempt from tax under Section 501(a) of the Code and has been so exempt during the period from creation to date. Sellers have furnished Buyer with the most recent determination letters of the Internal Revenue Service relating to each such Employee Plan/Agreement. Each Employee Plan/Agreement has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable Laws, including but not limited to ERISA and the Code.

     (d) Except as set forth on Schedule 3.27, no Employee Plan/Agreement provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former employees of the members of the Coast to Coast Corporate Group beyond their retirement or other termination of service other than (i) continuation coverage mandated by Section 4980B(f) of the Code ("Continuation Coverage"), (ii) death or pension benefits under any Employee Plan/Agreement that is an employee pension benefit plan,
(iii) deferred compensation benefits accrued as liabilities on the books of the applicable member of the Coast to Coast Corporate Group (including such entities most recent balance sheet), (iv) disability benefits under any Employee Plan/Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise, or (v) benefits in the nature of severance pay. No tax under Section 4980B of the Code has been incurred in respect of an Employee Plan/Agreement that is a group health plan, as defined in
Section 5000(b)(1) of the Code.

     (e) Except as set forth on Schedule 3.27 other than by reason of actions taken by Buyer following the Closing, the consummation of the transaction contemplated by this Agreement will not (i) entitle any current or former employee of any member of the Coast to Coast Corporate Group to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee, (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (iv) give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

     (f) Set forth on Schedule 3.27 hereto are all employee benefit plans which any member of the Coast to Coast Corporate Group has terminated or taken action to terminate. Such terminations have been carried out in all material respects in accordance with all provisions of applicable law, including without limitation all applicable provisions of the Code and ERISA. Except as described on Schedule 3.27 hereto, the members of the Coast to Coast Corporate Group have no liability to any Person or entity, including without limitation the PBGC, any other Government agency or any participant in or beneficiary of any such plan, nor is any member of the Coast to Coast Corporate Group liable for any excise, income or other tax or penalty as a result of such termination. Sellers have obtained a notice of sufficiency from the PBGC and a favorable determination letter from the IRS with respect to the termination of each of such plans (complete and correct copies of which have been delivered to Buyer). The notices of sufficiency and favorable determination letters were received after full and accurate disclosure of all material facts to the appropriate Government agencies.

     3.28 Overtime, Back Wages, Vacation and Minimum Wages. No present or former employee of any member of the Coast to Coast Corporate Group has (or within the last two years has had) any claim against such entity (whether under any Law, Contract or otherwise) on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding current bonus, accruals and amounts accruing but not yet payable under pension and profit-sharing Plans) for any period other than the current payroll period,
(c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

     3.29 Discrimination, Workers Compensation and Occupational Safety and Health. No Person or party (including, but not limited to, any Government) has (or within the last two years has had) any claim, notice of claim, charge, lawsuit or basis thereof, against any member of the Coast to Coast Corporate Group arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards, and no such claim, notice of claim, charge of lawsuit is pending or, to the knowledge of Sellers, threatened against any member of the Coast to Coast Corporate Group. No member of the Coast to Coast Corporate Group has received any notice from any Person alleging a violation of any such Law or occupational safety or health standards. No member of the Coast to Coast Corporate Group has any outstanding Contracts or obligations to indemnify any Person for violation of the Laws and standards set forth in this Section. Each member of the Coast to Coast Corporate Group has filed any required EEO-1 reports and affirmative action plans with appropriate Government agencies. Except as set forth on Schedule 3.29, there are no pending workers compensation claims or similar claims involving any member of the Coast to Coast Corporate Group. Sellers have delivered to Buyer a true, correct and complete list of all workers compensation claims or similar claims made.

     3.30 Alien Employment Eligibility. With respect to each Person employed by such member of the Coast to Coast Corporate Group on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, (a) such entity hired such Person in compliance with the IRCA and (b) each member of the Coast to Coast Corporate Group has complied with all recordkeeping and other regulatory requirements under IRCA.

     3.31 Labor Disputes; Unfair Labor Practices. There is neither pending nor, to the knowledge of Sellers, threatened, any labor dispute, strike or work stoppage which affects or which may affect the Business, and no member of the Coast to Coast Corporate Group is currently covered by any injunction issued by any Court. Neither any member of the Coast to Coast Corporate Group nor any of its agents, representatives or employees of each of them, has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against any member of the Coast to Coast Corporate Group by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution of this Agreement and the consummation of the transactions contemplated hereunder will not result in any such charge or complaint, nor is there pending or threatened any grievance or arbitration under any labor or employment Contract. No right of representation by a labor organization exists respecting the employees of any member of the Coast to Coast Corporate Group, nor is there pending a representation election. No collective bargaining Contract is currently being negotiated and no organizing effort is currently being made with respect to the employees of any member of the Coast to Coast Corporate Group. No member of the Coast to Coast Corporate Group has any ongoing or future Liabilities under any settlement Contract or consent decree with respect to labor matters.

     3.32 Insurance Policies. Set forth on Schedule 3.32 hereto is a list of all insurance policies and bonds in force covering or relating to the Purchased Assets or the Business, including without limitation all properties, operations or personnel of each member of the Coast to Coast Corporate Group.

     3.33 Guarantees. Except as set forth on Schedule 3.33 hereto, no member of the Coast to Coast Corporate Group is a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other Person, firm or corporation, except as endorser of checks received and deposited in the Ordinary Course.

     3.34  Environmental Matters.

     (a) Each member of the Coast to Coast Corporate Group's use of the real property set forth on Schedule 3.12(a) ("Property") complies and has at all times complied with, and does not cause, has not caused, and will not cause Liability to be incurred by any member of the Coast to Coast Corporate Group under any Laws, including without limitation the codes, licenses and permits of all Governments relating to the protection of health, safety or the environment, including by way of illustration and not by way of limitation: the Clean Air Act; the Federal Water Pollution Control Act; the Resource Conservation and Liability Act; the Toxic Substance Control Act; the Comprehensive Environmental Response and Liability Act; the Hazardous Materials Transportation Act; the Atomic Energy Act; the Emergency Planning and Community Right-to-Know Act; and the Oil Pollution Prevention Act; and all amendments to each thereto, and all other applicable environmental Laws (collectively, "Environmental Laws"). No member of the Coast to Coast Corporate Group is in violation and has violated, in connection with the ownership, use, maintenance or operation of the Property and the conduct of the Business, of any Environmental Laws.

     (b) There are no past, pending or threatened investigations, inquiries, notices or other proceedings by any Government or any foreign governmental entity with respect to any member of the Coast to Coast Corporate Group in connection with the actual or alleged violation of, or Liability arising under, any Environmental Laws with respect to the Property.

     (c) Each member of the Coast to Coast Corporate Group has all necessary permits, registrations, approvals, certificates and licenses relating to the protection of health, safety or the environment as required by the Environmental Laws. Sellers have previously delivered to Buyer or its representatives true, accurate and complete copies of any and all such permits, registrations, approvals, certificates and licenses.

     (d) To the knowledge of Sellers, there are no Environmental Laws which require any work, repairs, construction or capital expenditures with respect to the Property, nor has any member of the Coast to Coast Corporate Group received any notice of any of the same.

     (e) During any member of the Coast to Coast Corporate Group's occupancy of the Property there has been no spill, discharge, leak, emission, injection, disposal, dumping, emptying, escape, leaching, pumping or release of any kind on, beneath or above the Property or into the environment surrounding or adjoining the Property of any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic chemicals, extremely hazardous substances, petroleum products, petroleum substances, toxic substances, hazardous wastes, infectious wastes, radioactive materials, asbestos fibers or solid wastes (collectively as "Hazardous Materials"), including but not limited to those defined in the Environmental Laws.

     (f) During any member of the Coast to Coast Corporate Group's period of occupancy of the Property there has been no past, and there is no current or anticipated, storage, disposal, use, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at or upon the Property.

     (g) No Seller has any knowledge of any information that any Person, including any employee, may have any life threatening health condition or long term disability as a result of the prior use of the Property or as a result of the release of any Hazardous Materials on the Property or into the environment surrounding the Property.

     (h) To the knowledge of Sellers, no asbestos fibers or materials or polychlorinated biphenyls (PCBs) are on the Property.

     3.35 Broker's Fees. Sellers have retained Geneva Corporate Finance, Inc. and agreed to pay its fees with respect to the transactions contemplated by this Agreement. Except with respect to Sellers' agreement with Geneva Corporate Finance, Inc., neither any Seller nor Coast to Coast has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     3.36 Foreign Assets and Operations. No member of the Coast to Coast Corporate Group has any interests in any real property or tangible or intangible property located outside of the United States, including any stock, securities or investments in, claims against, or receivables from any entities or Persons with substantially all their property or business so located. No member of the Coast to Coast Corporate Group has conducted the Business outside the United States.

     3.37 Service Warranties and Guarantees. There are no service warranties and guarantees used by any Seller or Coast to Coast.

     3.38 Books and Records. The books of account, stock record books and minute books and other corporate or partnership records of each member of the Coast to Coast Corporate Group are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected on the Financial Statements and Interim Statements. The minute books, stock books and other partnership records of each member of the Coast to Coast Corporate Group have been made available to Buyer and are correct and complete to the date hereof.

     3.39 Truthfulness. To the knowledge of Sellers, no representation or warranty of any Seller or Coast to Coast herein and no statement or certificate furnished or to be furnished by or on behalf of any Seller or Coast to Coast pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF BUYER AND OSI

     Each of Buyer and OSI, jointly and severally, hereby makes the following representations and warranties, each of which is true and correct on the date hereof and except for changes expressly permitted by this Agreement, shall be true and correct on the Closing Date and each of which shall survive the Closing Date and the transactions contemplated hereby pursuant to Section 10.1.

     4.1 Corporate Existence of Buyer. Buyer is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the power and authority to own and use its properties and to transact the business in which it is engaged. OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OSI has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

     4.2   Approval of Agreement.

     (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate or limited liability company (as the case may be) action of Buyer and OSI, and such authorization and approval have not been revoked. Pursuant to such authorization and approval, and each of Buyer and OSI has full corporate or limited liability company (as the case may be) power and authority to enter into this Agreement, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby.

     (b) Assuming due execution and delivery hereof by each Seller and Coast to Coast, this Agreement is the legal, valid and binding obligation of each of Buyer and OSI, enforceable against each according to its terms except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the Court before which any proceeding therefor may be brought.

     (c)   Neither  Buyer  nor  OSI  is required  to  obtain  any  third   party
contractual consents to effect the transactions contemplated hereby

     4.3 No Breach of Articles or Indentures. The execution of this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of, or constitute a default under any material indenture, evidence of indebtedness or other commitment to which Buyer or OSI is a party or by which either is bound, which breach or default would have a material adverse effect on OSI and its subsidiaries, taken as a whole. The execution of this Agreement and the consummation of the transactions contemplated hereby have not and will not constitute or result in the breach of any of the provisions of the charter documents of Buyer or the certificate of incorporation or by-laws of OSI.

     4.4 Broker's Fees. Neither Buyer nor OSI has retained any broker, finder or agent or agreed to pay any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.


                                    ARTICLE V

                          COVENANTS CONCERNING SELLERS

     Sellers covenant and agree with Buyer that, from and after the date of this Agreement and until the Closing Date, each member of the Coast to Coast
Corporate Group will conduct the Business subject to the following provisions and limitations:

     5.1   Operation of  the Business.   Without  the prior  written  consent of
Buyer, no member of the Coast to Coast Corporate Group will:

     (a) Grant any increase in the rate of pay of any of its employees, grant any increase in the salaries of any officer, partner, employee or agent, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, partner, employee or agent.

     (b)   Enter  into  any   employment  Contract   or  collective   bargaining
agreement.

     (c) Enter into any Contract or engage in any transaction which is not in the usual and Ordinary Course or which is inconsistent with past practices.

     (d)   Sell or dispose of or encumber any assets.

     (e) Make, or enter into any Contract for, any capital expenditure or enter into, modify, amend, or cancel any lease of capital equipment or real property.

     (f) Enter into any Contract, whether for the purchase or sale of inventory, supplies, other products or services or otherwise other than in the Ordinary Course.

     (g) Create, assume, incur or guarantee any indebtedness other than (i) in the usual and Ordinary Course of the Business and with a maturity date of less than one year or (ii) that incurred pursuant to existing Contracts disclosed in the Schedules delivered pursuant to this Agreement.

     (h) Make or institute any unusual method of transacting business or change any accounting procedures or practices or its financial structure.

     (i) Make any amendments to or changes in its articles or certificate of incorporation or certificate of limited partnership or bylaws or partnership agreement.

     (j) Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material Contract.

     5.2 Preservation of Business. Each member of the Coast to Coast Corporate Group shall carry on the Business diligently and substantially in the same manner as heretofore conducted and shall use commercially reasonable efforts to keep its business organizations intact, including keeping available the services of its present employees and preserving its present relationships with suppliers and customers and others having business relations with such member of the Coast to Coast Corporate Group. Each member of the Coast to Coast Corporate Group shall perform all obligations required to be performed by it under any Contract or lease.

     5.3 Insurance and Maintenance of Property. Sellers will cause all the Purchased Assets and all property owned or leased pursuant to the Assumed Liabilities to be insured against all ordinary and insurable risks (except in respect of any leased property where the terms of the lease do not impose on lessee the obligation to maintain insurance and where the loss of such property would not materially adversely affect the conduct of the Business) and will operate, maintain and repair all of such property in a careful, prudent and efficient manner.

     5.4 Full Access. Representatives of Buyer shall have full access at all reasonable times to all premises, properties, books, records, Contracts, tax records and documents of each member of the Coast to Coast Corporate Group relating to the Business, and each member of the Coast to Coast Corporate Group will furnish to Buyer any information in respect of the Business as Buyer may from time to time request. Such examination and investigation by Buyer shall not affect the warranties and representations of any Seller contained in this Agreement.

     5.5 Books, Records and Financial Statements. Each member of the Coast to Coast Corporate Group shall maintain its books and financial records on a basis consistent with the past practices of such member of the Coast to Coast Corporate Group. Said books and financial records shall fairly and accurately reflect the operations of the Business.

     5.6 Governmental Filings Each Seller and Coast to Coast will cooperate with Buyer in making, as soon as practicable following the execution hereof, all filings required by any Government in connection with the transactions contemplated by this Agreement. All information provided by any Seller or Coast to Coast in connection with such filings will be true, accurate and complete and will comply with all applicable Laws.

     5.7   Tax Matters.

     (a) Sellers shall pay all applicable sales, use or other similar transfer Taxes that are, or become, due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Purchased Assets hereunder, whether levied on Buyer, the Purchased Assets or any Seller or Coast to Coast. Sellers, in the case of the Purchased Assets, shall prepare, subject to Buyer's reasonable approval, and file any Returns required in respect of such Taxes.

     (b) All real estate, personal property, ad valorem and any other local or state Taxes relating to the Purchased Assets or the Business which shall be accrued but unpaid as of the Effective Time, or which shall be paid as of the Effective Time but relate in whole or in part to periods after the Effective Time, shall be prorated to the Effective Time and shall be reflected on the Closing Balance Sheet. Any such prorated Taxes which may be ultimately assessed after the Effective Time shall be paid by Sellers to Buyer or Buyer to Sellers, as the case may be, within thirty days of such determination.

     (c) Sellers and Buyer shall report Buyer's purchase of the Purchased Assetspursuant to Section 1060 of the Code and other applicable Laws in a consistent manner and shall take no position contrary thereto. Such allocation shall be as set forth in Schedule 2.5 hereto. Buyer and Sellers each shall be responsible for the preparation of any statements and forms to be filed pursuant to Section 1060 of the Code or in accordance with other applicable Law.

     (d) Sellers agree to furnish or cause to be furnished, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation of any Return for Taxes, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of Taxes paid.

     (e) Sellers, upon request, shall use their reasonable efforts to provide or obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated in this Agreement.

     (f) Sellers shall furnish to Buyer, as provided in Section 1445(b)(2) of the Code, an affidavit pursuant to Section 1445(a), stating under penalties of perjury, Transferor's United States taxpayer identification number and that the Transferor is not a foreign Person.

     5.8 Travel Rebates. As of the Closing, Frasier shall terminate any agreements, contracts or understandings entered into in connection with the Business and related to travel rebates and vouchers ("Travel Rebate Agreements"). After the Closing, as an agent for Consulting LLC, Frasier agrees to use his best efforts to have Consulting LLC enter into new agreements with the other parties to the Travel Rebate Agreements on the same terms and conditions except that Consulting LLC shall be substituted as a party in place of Frasier.

     5.9 Employee Benefits. Sellers shall retain all Liabilities and obligations associated with Employee Plans/Agreements including, without limitation, the Liabilities associated with incurred but unreported medical claims and the obligations, if any, to comply with Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f) of the Code) occurring prior to or in connection with the transactions contemplated by this Agreement.

     5.10 Lease Payments. For the remaining term of the lease for the premises used by the Coast to Coast Corporate Group for its principal place of business, Frasier will pay the landlord and Buyer will promptly reimburse Frasier for each such payment.

                                   ARTICLE VI

                                OTHER AGREEMENTS

     Within ten business days after the Closing Date, each of Pioneer and C2C, and any Affiliate of Sellers, in such manner as is reasonably requested by Buyer, shall change its name to some name other than "Coast to Coast Consulting, Incorporated," "Pioneer Auto Enterprises, Inc.," "C2C Management, LTD." or any variation or abbreviation thereof, and file appropriate notification of its change of name in all jurisdictions where such notification is required. Within 10 days after the Closing Date, Coast to Coast shall provide Buyer with evidence of its liquidation and written confirmation of its intent to dissolve.


                                   ARTICLE VII

                             COVENANT NOT TO COMPETE

     7.1   Covenant Not to Compete.

     (a) As a further inducement to Buyer to purchase the Purchased Assets and to assume the Assumed Liabilities, each of Sellers agrees that for the period from the Closing Date until the expiration of five years from the Closing Date (the "Restricted Period"), each of Seller will not, directly or indirectly: (i) engage in or in any way own, manage, operate, control or otherwise advise or assist or be actively connected with any enterprise which engages in, or otherwise carries on, any business activity which is in competition with the current business of any member of the Coast to Coast Corporate Group or any business owned or operated by OSI or any of its Controlled Affiliates; or (ii) solicit or accept competitive business from, or provide competitive products or services to, any customers (whether or not such Persons have done business with any member of the Coast to Coast Corporate Group once or more than once) or accounts of any member of the Coast to Coast Corporate Group (prior to the Closing Date) or Buyer (after the Closing Date).

     (b) It is expressly understood and agreed that although Sellers and Buyer consider the restrictions contained in this Section to be reasonable in the context in which made, if a final judicial determination is made that the time, territory, scope or any other restriction contained in this Section is unreasonable or otherwise unenforceable, neither this Agreement nor the provisions of this Section shall be rendered void, but shall be deemed amended to apply as to such maximum scope, time and territory and to such other extent as such Court may judicially determine or indicate to be reasonable, and as so modified, the restrictions contained in this Section shall be binding and enforceable.

     7.2 Employees. Each of Sellers agrees that during the Restricted Period neither it nor its successors or assigns will hire any Person who is or shall be in the employ or service of any member of the Coast to Coast Corporate Group prior to the Closing Date, and whom Buyer intends to employ, or seek to entice, induce or in any manner influence any such employee to leave his or her employment or not accept or continue in such employment from Buyer.

     7.3 Confidentiality. Each of Sellers will not at any time disclose to any Person other than Buyer or use any "Confidential Information" (as hereinafter defined) owned, possessed, licensed or used by or relating to the Business, whether or not such information is embodied in writing or other physical form. For purposes of this Agreement, the phrase "Confidential Information" means all trade names, trademarks, service marks, patents and trade secrets and any and all other information not publicly available which relates to specific matters concerning the Business, such as, without limiting the generality of the foregoing, engineering, design, manufacturing, maintenance and repair information; computer software and programs; component sourcing and supply information; identities of suppliers, customers and contractors; product distribution information; pricing and compensation policies; sales or financing procedures or methods; operational methods; strategic plans; internal financial information; research and development plans and activities; and acquisition and expansion plans. Each of Sellers recognizes and agrees that all documents and objects containing any Confidential Information, whether developed by any Seller, Coast to Coast or by someone else for any Seller, will after the Closing Date become the exclusive property of Buyer.

     7.4 Remedies. Because the breach or anticipated breach of the restrictive covenants provided for in this Article VII will result in immediate and irreparable harm and injury to Buyer, for which it will not have an adequate remedy at law, each of Sellers agrees that Buyer shall be entitled to relief in equity to temporarily, preliminarily and/or permanently enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which Buyer may be entitled. Should such action be taken and an injunction issued, Buyer shall be entitled to reimbursement of attorneys' fees and costs incurred.

     7.5 Permitted Investments. Nothing contained herein shall restrict any Seller from owning two percent (2%) or less of the corporate securities of any Person in competition with the Business which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., if such Person has no other connection or relationship, direct or indirect, with the issuer of such securities.

                                  ARTICLE VIII.

                        CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

     8.1 Representations and Warranties of Sellers. The representations and warranties of Sellers and Coast to Coast contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to Buyer and OSI pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such
representations   and  warranties  were  made  on  the  Closing  Date.

     8.2   Intentionally Deleted. [Intentionally deleted].

     8.3 Performance of this Agreement. Each of Sellers and Coast to Coast shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     8.4 No Material Adverse Change and No Extraordinary Distributions. There shall have been no material adverse change, actual or threatened, in the Business (including the Purchased Assets, the Assumed Liabilities and relationships with customers), whether or not covered by insurance, as a result of any cause whatsoever. Between the date of this Agreement and the Closing Date, except for the liquidation of Coast to Coast, there shall have been no extraordinary distribution by any member of the Coast to Coast Corporate Group, by the officers of any member of the Coast to Coast Corporate Group, by the partners or shareholders of any member of the Coast to Coast Corporate Group, of any assets or dividends of the Business.

     8.5 Certificate of Sellers and Coast to Coast. Buyer shall have received certificates signed by the President of Coast to Coast and Pioneer, the general partner of C2C and Frasier dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 8.1, 8.3, 8.4, 8.8, 8.9, 8.10, and 8.11 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Sellers and Coast to Coast under this Agreement.

     8.6 Employment Agreements. Robert Frasier shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit C and Gary Frasier shall have executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit D.

     8.7 Audits. PricewaterhouseCoopers LLP shall have completed the audits and examinations of the Coast to Coast Corporate Group's financial statements for the years ended December 31, 1999 and 2000 and Buyer shall be satisfied in all respects with the results of such audits.

     8.8 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against any Seller or Coast to Coast not disclosed on the Schedules hereto. No Government shall have threatened or directed any request for information concerning this Agreement, the transactions contemplated hereby or the consequences or implications of such transactions to Buyer, to Sellers, or to any officer, partner, director, employee or agent of them.

     8.9 No Restrictions. There shall exist no conditions, restrictions or reservations affecting the title to or utility of the Purchased Assets and the rights under the Assumed Liabilities which would prevent Buyer from occupying and utilizing the Purchased Assets, or any part thereof, to the same full extent that Sellers might continue to do so if the sale and transfer contemplated hereby did not take place.

     8.10 Consents. All consents and approvals necessary to ensure that Buyer will continue to have the same full rights in respect to the Purchased Assets and the Assumed Liabilities as the Coast to Coast Corporate Group had immediately prior to the consummation of the transactions contemplated hereunder shall have been obtained, including, without limitation, the consent of the Coast to Coast Corporate Group's customers to the assignment of the contracts set forth in Schedule 3.14 shall have been obtained. Notwithstanding the foregoing, the parties acknowledge and agree that Buyer will sublet from Frasier the premises used by the Coast to Coast Corporate Group for its principal place of business and the consent of the landlord will not be obtained.

     8.11 Releases. At or prior to the Closing Date, Sellers shall have delivered to Buyer the written release of all Liens relating to the Purchased Assets, executed by the holder of or parties to each such Lien. The releases shall be reasonably satisfactory in substance and form to Buyer and its counsel.

     8.12 Documents. Buyer shall have received from Sellers or Coast to Coast on the Closing Date:

     (a)   A Bill  of Sale  and   other  appropriate   documents  conveying   to
Consulting LLC good and marketable title to the Coast to Coast Assets, duly executed by Frasier.

     (b)   A Bill of Sale  and   other  appropriate   documents   conveying   to
Consulting LLC good and marketable title to the C2C Assets, duly executed by C2C.

     (c) A Bill of Sale and other appropriate documents conveying to Leasing LLC good and marketable title to the Pioneer Assets, duly executed by Pioneer.

     (d) Three Assignment and Assumption Agreements and other appropriate assignments, with related consents, if any are so required, duly executed by each Seller, respectively.

     (e)   [Intentionally deleted.]

     (f)   [Intentionally deleted.]

     (g) An executed legal opinion from Jackson Walker L.L.P. counsel to Sellers and Coast to Coast, dated the Closing Date, substantially in the form attached  hereto as Exhibit E.  (h).....A  certificate  of good standing of each member of the Coast to Coast Corporate Group, dated within five days of the Closing Date, from the Secretary of State of the State of Texas.

     (i) A copy, certified by the Secretary of Coast to Coast to be true, complete and correct as of the Closing Date, of the articles of incorporation and bylaws of Coast to Coast and all resolutions, authorizations, consents, approvals and/or ratifications of the shareholders and directors of Coast to Coast required for the authorization of Coast to Coast to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of Coast to Coast executing any document to be delivered to Buyer and shall be deemed a representation and warranty of Sellers and Coast to Coast under this Agreement.

     (j) A copy, certified by the Secretary of Pioneer to be true, complete and correct as of the Closing Date, of the articles of incorporation and bylaws of Pioneer and all resolutions, authorizations, consents, approvals and/or ratifications of the shareholders and directors of Pioneer required for the authorization of Pioneer to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of Pioneer executing any document to be delivered to Buyer and shall be deemed a representation and warranty of Sellers and Coast to Coast under this Agreement.

     (k) A copy, certified by the General Partner of C2C to be true, complete and correct as of the Closing Date, of the certificate of limited partnership and limited partnership agreement of C2C and all authorizations, consents, approvals and/or ratifications of the partners of C2C required for the authorization of C2C to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of the general partner C2C executing any document to be delivered to Buyer and shall be deemed a representation and warranty of Sellers and Coast to Coast under this Agreement.

     8.13 Due Diligence. Buyer shall be satisfied in all respects with the results of its due diligence review of the Business and its condition, including without limitation customer, vendor, and other third Person relationships and environmental, tort, securities, corporate, product liability, employee benefits, taxation and insurance matters.

     8.14. Employees and Independent Contractors. Sellers shall have assigned to Buyer all of the employment agreements and independent contractor agreements of all of the employees and independent contractors of the Coast to Coast Corporate Group.

     8.15 Further Assurances. Buyer shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.


                                   ARTICLE IX.

                       CONDITIONS TO SELLERS' OBLIGATIONS

     The obligations of Sellers to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of Sellers to waive any one or more of such conditions:

     9.1 Representations and Warranties of Buyer and OSI. The representations and warranties of Buyer and OSI contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to Sellers and Coast to Coast pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

     9.2 Performance of this Agreement. Each of Buyer and OSI shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

     9.3 Certificate of Buyer and OSI. Sellers shall have received a certificate signed by an officer of Buyer and OSI, dated as of the Closing Date, and subject to no qualification certifying that the conditions set forth in Sections 9.1, 9.2, and 9.5 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of Buyer and OSI hereunder.

     9.4 Employment Agreements. Buyer shall have executed and delivered the Employment Agreements in substantially the form attached hereto as Exhibits C and D.

     9.5 Payment of Initial Payment. On the Closing Date, Sellers shall have received from Buyer the Initial Payment to be delivered under Section 2.8 hereof.

     9.6 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby. No Government shall have threatened or directed any request for information concerning this Agreement, the transactions contemplated hereby or the consequences or implications of such transactions to Buyer, to Sellers, or to any officer, partner, director, employee or agent of it.

     9.7 Documents. Sellers shall have received from Buyer or OSI on the Closing Date:

     (a)   The Assignment and Assumption Agreements, duly executed by Buyer.

     (b) An executed legal opinion from Bryan Cave LLP, counsel to Buyer and OSI, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

     (c) A certificate of good standing of each Buyer, dated within five days of the Closing Date, from the Secretary of State of the State of Delaware.

     (d) A certificate of good standing of OSI, dated within five days of the Closing Date, from the Secretary of State of Delaware.

     (e) A copy, certified by the sole member of each Buyer to be true, complete and correct as of the Closing Date, of the articles of organization and operating agreement of each Buyer and all resolutions, authorizations, consents, approvals and/or ratifications of the sole member of each Buyer required for the authorization of each Buyer to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of each Buyer executing any document to be delivered to Sellers and shall be deemed a representation and warranty of each Buyer under this Agreement.

     (f) A copy, certified by the Secretary of OSI to be true, complete and correct as of the Closing Date, of the certificate of incorporation and by-laws of OSI and all resolutions, authorizations, consents, approvals and/or ratifications of the directors of OSI required for the authorization of OSI to enter into this Agreement and consummate the transactions contemplated hereunder. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of OSI executing any document to be delivered to Sellers and shall be deemed a representation and warranty of OSI under this Agreement.

     9.8 Further Assurances. Sellers shall have received such further instruments and documents as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained and the performance of all conditions to the consummation of such transactions.

                                   ARTICLE X.

                                 INDEMNIFICATION

     10.1 Survival of Representations and Warranties. The representations and warranties of the Parties made in this Agreement or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto shall survive the Closing and shall remain in effect for a period of two years from the Closing Date and shall thereupon terminate and be of no further force and effect; provided, however, that the foregoing shall not apply to representations and warranties under Sections 3.2, 3.8 and 3.34, which shall survive for the period equal to the applicable statute of limitations period; and provided, further, that this shall not prohibit any claim for Indemnified Losses pursuant to Section 10.2 after such applicable survival period with respect to Indemnified Losses as to which the Indemnifying Party has received notice in accordance with this Article X prior to the expiration of such survival period.

     10.2  Sellers' Indemnification.

     (a) Sellers hereby jointly and severally agree to hold Buyer, OSI and the shareholders, directors, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Buyer Indemnified Persons") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, Liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate of Bank of America from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of, or alleged to result from or arise out of:

          (i) any breach or violation of the representations and warranties, of Sellers and Coast to Coast contained in Article III of this Agreement;

          (ii) any breach or violation of the covenants or agreements of Sellers contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including the provisions of this Article X;

          (iii)any Liability of Sellers or Coast to Coast not expressly assumed by Buyer hereunder, without regard to the fact that any indemnifiable matter described in this subsection (iii) may have been disclosed in the Schedules or in any documents included or referred to therein or may be otherwise known to Buyer at the date of this Agreement or on the Closing Date;

          (iv) the assertion of any claim by a party to any Contract assumed by Buyer relating to the performance of such Contract to the extent the claim relates to the portion of such Contract completed by any member of the Coast to Coast Group prior to the Closing;

          (v) the failure to obtain the landlord consent to Buyer's subletting of the premises used by the Coast to Coast Corporate Group for its principal place of business; and

          (vi) without being limited by the  foregoing  subsections  (i) through
     (v) and without regard to whether any one or more of the items listed in this subsection (vi) may be disclosed in the Schedules or otherwise known to Buyer as of the date of this Agreement or on the Closing Date except to the extent of the amounts reflected on the Closing Statement:

     (A) all Taxes of Sellers and Coast to Coast and Sellers' or Coast to Coast's Liability for its own Taxes or its Liability, if any (for example, by reason of transferee Liability or application of Treas. Reg. Section 1.1502-6) for Taxes of others, and fines and penalties and reasonable expenses (including but not limited to reasonable attorneys' fees and expenses) payable with respect to or arising out of any claim or assessment for such Taxes against Buyer or the Purchased Assets, (1) for any taxable period ending on or before the Closing Date, except to the extent such Taxes are reflected as a Tax Liability on the Closing Statement, (2) for any taxable period resulting from a breach of any of the representations or warranties contained in Section 3.8 hereof, or (3) sustained in a tax period of Buyer ending after the Closing Date arising out of the settlement or other resolution of a proposed tax adjustment which relates to a tax period ending on or before the Closing Date; and

     (B) any member of the Coast to Coast Corporate Group's termination of any of its employees, except to the extent the amounts of such Losses are reflected on the Closing Statement.

     (b) The Buyer Indemnified Persons shall not be entitled to recover Indemnified Losses (i) pursuant to Section 10.2(a)(i) (other than for a breach of a representation and warranty in Section 3.2, Section 3.6 and Section 3.8), unless such Indemnified Losses exceed $100,000 in the aggregate, and then only to the extent of amounts in excess of $100,000; or (ii) to the extent such Indemnified Losses exceed the aggregate consideration paid for the Purchased Assets as contemplated under Section 2.3 of this Agreement, plus any Earn-Out Payment which may due to Sellers pursuant to Section 2.10, once Sellers have made payments to or on behalf of Buyer Indemnified Persons with respect to such Indemnified Losses in such amount.

     10.3  Buyer's Indemnification.

     Buyer and OSI hereby jointly and severally agree to hold Sellers, and their shareholders, directors, partners, officers, employees, Affiliates, successors, assigns and agents of each of them (collectively, the "Sellers Indemnified Persons") harmless from, against and in respect of, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of, or alleged to result from or arise out of: (a) any breach or violation of the representations, warranties, covenants and agreements of Buyer and OSI contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including the provisions of this Article X; or (b) any Liability of Buyer with respect to the Assumed Liabilities.

     10.4 Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Sellers seek indemnification on behalf of a Sellers Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the other Party (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. With respect to claims other than Third Person Claims, the Indemnifying Party shall have 20 calendar days after the Indemnified Party provides notice to the Indemnifying Party to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For purposes of such investigation, the claimant agrees to make available to the Indemnifying Party or its authorized representative(s) the information relied upon by the claimant to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 20 day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall pay the amount of such claim not more than 10 calendar days after agreement. If the Indemnified Party and the Indemnifying Party do no agree within such period (or any mutually agreed upon extension thereof), the Indemnified Party may seek any available legal remedy.

     10.5 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified Person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a Person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the claim alleged by such Third Person (a "Third Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third Person Claim within 20 calendar days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnify and assume the defense of any such Third Person Claim within the 20 calendar days, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third Person Claim and shall cooperate in the defense thereof.

     10.6  Set-Off Rights . Subject to complying with the procedures of Sections
10.4 and/or 10.5, Buyer or OSI shall have the right to seek, in their sole discretion, satisfaction of Indemnified Losses: (a) from any Seller or Coast to Coast or (b) by offsetting Indemnified Losses against any payments due under any Earn-Out Payment which may be due to Sellers pursuant to Section 2.10.

                                   ARTICLE XI.

                                  MISCELLANEOUS

     11.1  Assignment; Binding Agreement.

     (a) This Agreement and all or any part of Buyer's rights and obligations hereunder may be assigned by Buyer at any time to any one or more Affiliates of Buyer. Buyer shall cause such Affiliate(s) to perform any of Buyer's obligations hereunder which are assigned to such Affiliate(s).

     (b) Neither this Agreement nor any of Sellers' or Coast to Coast's rights or obligations hereunder may be assigned by any Seller or Coast to Coast without Buyer's prior written consent.

     (c) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and to their respective successors and permitted assigns.

     11.2  Termination  of   Agreement.  This  Agreement  and  the  transactions
contemplated hereby may be terminated prior to the Closing Date only as follows:

     (a)   By mutual consent of Buyer and Sellers.

     (b) By either Buyer or Sellers if the Closing shall not have occurred on or before April 6, 2001, or such other date, if any, as Buyer and Sellers shall agree upon.

     (c) By Buyer if Buyer determines, in its sole discretion, that the transactions contemplated hereby has become inadvisable or impractical (A) as a result of Buyer's investigation of the Business prior to the Closing pursuant to
Section 8.13 or (B) by reason of the institution or threat by any Person, Governmental or otherwise, of any litigation, investigation or proceeding (it being understood and agreed that, without limiting the generality of the foregoing, a written request by Government authorities for information with respect to the proposed transactions may be deemed to be a threat of litigation, investigation or proceedings).

     11.3  Manner and Effect of Termination.

     (a) Any action by Sellers to terminate this Agreement and the transactions contemplated hereby, as provided in Section 11.2 hereof, shall be taken by Sellers Group Representative. Any such action by Buyer shall be taken by its member, its President or any appropriately authorized officer.

     (b) If this Agreement is terminated pursuant to Section 11.2 hereof without fault of either Party or breach of this Agreement, all obligations of Sellers and Buyer hereunder shall terminate, without Liability of Sellers to Buyer or of Buyer to Sellers. In such event, each Party hereto shall pay all legal and other costs and expenses incurred by such Party in connection with this Agreement and the transactions contemplated hereby.

     (c) Nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of any Party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement.

     11.4 Non-Disclosure of Information. Without the prior written consent of Buyer, Sellers and Coast to Coast will not disclose or reveal to any third Person any confidential, non-public or commercially valuable information (a) concerning Buyer to which Sellers or Coast to Coast were exposed in connection with this Agreement, (b) concerning the Business, or (c) the transactions contemplated by this Agreement. In addition to other remedies available at law or equity, Buyer shall have the right to enjoin Sellers and/or Coast to Coast from disclosing or revealing information in violation of this Section.

     11.5 Bulk Sales. Buyer hereby waives compliance with any applicable State Uniform Commercial Code or other statutory provisions governing bulk sales. Sellers and Coast to Coast agree to indemnify, defend and hold harmless Buyer from any and all loss, cost or expenses, resulting from the assertion of claims made against the Purchased Assets sold hereunder or against Buyer by creditors of Sellers or Coast to Coast under any bulk sales Law with respect to Liabilities of Sellers or Coast to Coast not assumed by Buyer hereunder, such indemnity to be in accordance with the provisions of Article X hereof, without regard to the limitations contained in Section 10.2(b).

     11.6 Entire Agreement and Modification. This Agreement, including the Schedules and Exhibits attached hereto and the documents to be delivered pursuant hereto, constitutes the entire agreement between the Parties. No changes of, modifications of, amendments to, or additions to this Agreement shall be valid unless the same shall be in writing and signed by all Parties hereto.

     11.7 Severability. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

     11.8 Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed and thereafter transmitted by telecopier, and the telecopier receipt shall constitute an original.

     11.9 Headings; Interpretation. The table of contents and article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Both Parties have participated substantially in the negotiation of this Agreement, and each Party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

     11.10 Arbitration, Choice of Forum and Governing Law.

     (a) The Parties agree to submit any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, but excluding any disputes arising under Article VII or governed by the arbitration provisions in Section
2.9 or 2.10 ("Disputes"), including Disputes arising in connection with claims by third persons, to arbitration, for final and binding resolution; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder. This provision constitutes a binding arbitration clause under applicable Law. Either Party may initiate arbitration of a Dispute by delivery of a demand therefor in writing (the "Arbitration Demand") to the other Party. The arbitration shall be conducted in Atlanta, Georgia, by a sole arbitrator selected by agreement of the Parties not later than 10 days after delivery of the Arbitration Demand or, failing such agreement, appointed pursuant to the AAA Rules. If the arbitrator becomes unable to serve, his or her successor(s) shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and the Missouri Uniform Arbitration Act and such procedures as the Parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing, (i) each Party shall be allowed to conduct discovery through written requests for information, document requests, requests for stipulation of fact, and depositions; (ii) the nature and extent of such discovery shall be determined by the arbitrator, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective; (iii) the arbitrator may issue orders to protect the confidentiality of information to be disclosed in discovery; (iv) the arbitrator's discovery rulings may be enforced in a court of competent jurisdiction; (v) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; (vi) all hearings shall be conducted on an expedited schedule; and (vii) all proceedings shall be confidential, except that either Party may at its expense make a stenographic record thereof. The arbitrator shall complete all hearings not later than 90 days after his or her selection or appointment, and shall make a final award not later than 30 days thereafter. The award shall be in writing and shall specify the factual and legal bases for the award. The arbitrator shall apportion all costs and expenses of the arbitration, including the arbitrator's fees and expenses and fees and expenses of experts and attorneys between the prevailing and non-prevailing Party as the arbitrator shall deem fair and reasonable. Notwithstanding the foregoing, in no event may the arbitrator award multiple, punitive or exemplary damages.

     (b) In light of the Parties' interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and the execution of, and the making of, this Agreement in Missouri, the Parties agree that (i) any litigation involving any noncompliance with or breach of Article VII this Agreement, or regarding the interpretation, validity and/or enforceability of Article VII of this Agreement, shall be filed and conducted in the state or federal courts in St. Louis, Missouri, and (ii) the Agreement, for purposes of arbitration and litigation proceedings, shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

     11.11 Payment of Fees and Expenses. Each Party hereto shall pay all fees and expenses incurred by such Party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including the fees of counsel, accountants and other experts of such Party and any finder's or brokerage fees incurred by such Party.

     11.12 Sellers Group Representative. By execution and delivery of this Agreement, each Seller hereby constitutes and appoints Robert Frasier as the representative of such Person hereunder (the "Sellers Group Representative") with full power and authority to give or make all notices, objections, directions and other communications to be given or made by or on behalf of any Seller, to bind and act on behalf of any Seller, to take any actions or give any consents of waivers which may be taken or given by or on behalf of any Seller with respect to any matters which may arise in connection with this Agreement and the Exhibits hereto (excluding the Employment Agreements) and to otherwise act for and on behalf of Sellers (except in connection with the Employment Agreements). In the event that Sellers Group Representative should die or become incapacitated, his successor shall be selected by the estate or personal representative of Sellers Group Representative, and written notice of such selection shall be given to Buyer and OSI.

     11.13 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered (a) personally, (b) by registered or certified mail, postage prepaid, (c) by facsimile transmission (with a copy confirmed by mail) or (d) by overnight delivery service and addressed as set forth below:

     (a)   If to Buyer or OSI:

               Outsourcing Solutions Inc.
               390 South Woods Mill Road, Suite 350
               Chesterfield, MO  63017
               Attention:  President and CEO
               Fax: (314) 576-1867

               copy to (which shall not constitute notice):

               Bryan Cave LLP
               One Metropolitan Square
               211 N. Broadway, Suite 3600
               St. Louis, MO  63102
               Attention:  Peter D. Van Cleve
               Fax: (314) 259-2020

     (b)   If to Sellers or Coast to Coast:

               2106 Bay Cove Court
               Arlington, Texas 76013
               Attention:  Robert Frasier
               Fax: (817) 483-8174

               copy to (which shall not constitute notice):

               Jackson Walker L.L.P.
               901 Main Street
               Suite 6000
               Dallas, Texas  75202
               Attention:  Brad Whitlock
               Fax:  (214) 953-5822

Any such notice shall be effective upon receipt. Any Party may change the address to which notices are to be addressed by giving the other Party notice in the manner herein set forth.

     11.14 Employees. The Employees' service with the Coast to Coast Corporate Group shall be recognized as service with Buyer for purposes of eligibility and vesting under the retirement savings plan made available to the Employees and Buyer's health benefit program. Buyer shall allow Employees to participate in the pre-tax deferral feature of Buyer's 401(k) plan (without any employer matching contribution) from and after April 1, 2001 and shall provide to Employees a medical reimbursement plan that is substantially similar to the medical reimbursement Plan identified on Schedule 3.27.

THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES HERETO.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, on the day and year first above written.



COAST TO COAST CONSULTING, LLC


By:/s/ Gary L. Weller
   -----------------------------------------
   Name: Gary L. Weller
   Title: Treasurer



PAE LEASING, LLC


By:/s/ Gary L. Weller
   -----------------------------------------
   Name: Gary L. Weller
   Title: Treasurer



OUTSOURCING SOLUTIONS INC.


By:/s/ Gary L. Weller
   -----------------------------------------
   Name: Gary L. Weller
   Title: Executive Vice President &
          Chief Financial Officer



COAST TO COAST CONSULTING, INCORPORATED


By:/s/ Robert Frasier
   -----------------------------------------
   Robert Frasier
   President



PIONEER AUTO ENTERPRISES, INC.


By:/s/ Robert Frasier
   -----------------------------------------
   Robert Frasier
   Vice President



C2C MANAGEMENT, LTD.


By:  Coast to Coast Consulting, Incorporated,
     its general partner


By:/s/ Robert Frasier
   -----------------------------------------
   Robert Frasier
   President



/s/ Robert Frasier
---------------------------------------
           Robert Frasier

                         TABLE OF EXHIBITS AND SCHEDULES

                             Exhibits

Exhibit A                Form of Assignment and Assumption Agreement
Exhibit B                Form of Bill of Sale
Exhibit C                Form of Employment Agreement for Robert Frasier
Exhibit D                Form of Employment Agreement for Gary Frasier
Exhibit E                Form of Opinion of Jackson Walker L.L.P.
Exhibit F                Form of Opinion of Bryan Cave LLP


                             Schedules

Schedule 1.1(a)          Assumed Liabilities
Schedule 1.1(b)          Excluded Assets
Schedule 2.5             Allocation of Consideration
Schedule 2.9(a)          Closing Financial Statements Principles and Procedures
Schedule 2.10(a)         Earn-Out Principles and Procedures
Schedule 3.3             Financial Statements
Schedule 3.4             Events Subsequent to December 31, 2000
Schedule 3.7             Undisclosed Liabilities
Schedule 3.8             Taxes
Schedule 3.10            Personal Property - Owned
Schedule 3.11            Personal Property - Leased from any member of the Coast
                           to Coast Corporate Group
Schedule 3.12(a)         Real Property - Leased to any member of the Coast
                           to Coast Corporate Group
Schedule 3.12(b)         Personal Property - Leased to any member of the Coast
                           to Coast Corporate Group
Schedule 3.13            Intellectual Property
Schedule 3.14            Required Consents
Schedule 3.16            Licenses and Permits
Schedule 3.17            Contracts - Disclosure
Schedule 3.18            Customer Contracts
Schedule 3.21            Litigation and Arbitration
Schedule 3.22            Directors, Officers, Employees and Consultants
Schedule 3.23            Indebtedness to and from Directors, Officers and Others
Schedule 3.24            Outside Financial Interests
Schedule 3.26            Labor Contracts
Schedule 3.27            Employee Benefit Plans
Schedule 3.29            Workers Compensation Claims
Schedule 3.32            Insurance Policies
Schedule 3.33            Guarantees